As filed with the Securities and Exchange Commission on November 13, 2026

Registration No. 333-290430

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BNB STANDARD CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	27-3911608
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification Number)

BNB Standard Corporation

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

(303) 993-5271

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Alex Odagiu

Chief Executive Officer

BNB Standard Corporation

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

Telephone: (303) 993-5271

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Jonathan S. Schulman

Ashurst Perkins Coie US LLP

1900 Sixteenth Street, Suite 1400

Denver, Colorado 80202

Telephone: (303) 291-2300

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-290430) (“Post-Effective Amendment No. 1”) of BNB Standard Corporation (formerly known as CEA Industries Inc., the “Company”), filed with the Securities and Exchange Commission on June 18, 2026, was filed because the Company expected that it would case to be a “well-known seasoned issuer” (as such term is defined in Rule 405 of the Securities Act of 1933, as amended) upon filing its Annual Report on Form 10-K for the fiscal year ended April 30, 2026. This Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-290430) (“Post-Effective Amendment No. 2”) is being filed using EDGAR submission type POS AM in order to convert the Registration Statement to the proper EDGAR submission type for a non-automatic shelf registration statement and makes certain other amendments. Certain information regarding the securities being offered pursuant to the accompanying prospectus contained herein was dated as of September 18, 2025, which was the measurement date used in the initial filing of the Registration Statement, except as set forth otherwise herein.

No additional securities are being registered under this Post-Effective Amendment No. 2. All filing fees payable in connection with the registration of the shares covered by this Post-Effective Amendment No. 2 were paid by the Company at the time of the initial filing of the Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the Securities and Exchange Commission declares the Registration Statement effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 13, 2026

PROSPECTUS

BNB STANDARD CORPORATION

64,186,195 Shares of Common Stock

and

41,754,478 Shares of Common Stock

7,750,510 Pre-Funded Warrants to Purchase up to 7,750,510 Shares of Common Stock

7,750,510 Shares of Common Stock Underlying Pre-Funded Warrants

5,940,598 Strategic Advisor Warrants to Purchase up to 5,940,598 Shares of Common Stock

5,940,598 Shares of Common Stock Underlying Strategic Advisor Warrants

990,099 Asset Manager Warrants to Purchase up to 990,099 Shares of Common Stock

990,099 Shares of Common Stock Underlying Asset Manager Warrants

49,504,988 Stapled Warrants to Purchase up to 49,504,988 Shares of Common Stock

49,504,988 Shares of Common Stock Underlying Stapled Warrants

Offered by Selling Stockholders

This prospectus relates to the offer and resale by the selling stockholders identified herein, or their permitted transferees (the “Selling Stockholders”), of up to (i) 41,754,478 shares (the “PIPE Shares”) of common stock, par value $0.00001 per share (“Common Stock”) issued to the investors of the PIPE Offering (as defined below), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 7,750,510 shares of Common Stock with an exercise price per share equal to $0.00001, (iii) 7,750,510 shares underlying the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”), (iv) warrants (the “Strategic Advisor Warrants”) to purchase up to 5,940,598 shares of Common Stock with an exercise price per share equal to $0.00001, (v) 5,940,598 shares of Common Stock issuable upon exercise of the Strategic Advisor Warrants (the “Strategic Advisor Warrant Shares”), (vi) warrants (the “Asset Manager Warrants”) to purchase up to 990,099 shares of Common Stock with an exercise price per share equal to $10.23, (vii) 990,099 shares of Common Stock issuable upon exercise of the Asset Manager Warrants (the “Asset Manager Warrant Shares”), (viii) warrants (the “Stapled Warrants”) to purchase up to 49,504,988 shares of Common Stock with an exercise price per share equal to $15.15, and (ix) 49,504,988 shares of Common Stock issuable upon exercise of the Stapled Warrants (the “Stapled Warrant Shares”).

This prospectus also relates to the issuance by BNB Standard Corporation (formerly known as CEA Industries Inc.), a Nevada corporation, of up to (i) 7,750,510 shares underlying the Pre-Funded Warrants, (ii) 5,940,598 shares of Common Stock issuable upon exercise of the Strategic Advisor Warrants, (iii) 990,099 shares of Common Stock issuable upon exercise of the Asset Manager Warrants, and (iv) 49,504,988 shares of Common Stock issuable upon exercise of the Stapled Warrants (the “Primary Issuance Securities”).

The PIPE Shares, Pre-Funded Warrants and Stapled Warrants were issued pursuant to that certain Securities Purchase Agreement, dated as of July 28, 2025 (the “Cash Securities Purchase Agreement”), by and among the Company and each purchaser party thereto, and that certain Securities Purchase Agreement, dated as of July 28, 2025 (the “Cryptocurrency Securities Purchase Agreement”, and collectively with the Cash Securities Purchase Agreement the “Securities Purchase Agreements”), by and among the Company and each purchaser party thereto, in a private placement offering (the “PIPE Offering”) that closed on August 5, 2025.

The Strategic Advisor Warrants were issued by the Company to the strategic advisors pursuant to two separate Strategic Advisor Agreements, each dated as of August 5, 2025 (the “Strategic Advisor Agreements”), by and between the Company and individually each of 10X BNB Cayman Sponsor and YZiLabs Management Ltd. (collectively the “Strategic Advisors”). The Asset Manager Warrants were issued by the Company to 10X Capital Partners LLC (the “Asset Manager”) in connection with the PIPE Offering pursuant to that certain Asset Management Agreement, dated as of August 5, 2025 (the “Asset Management Agreement”). We refer to the PIPE Shares, Pre-Funded Warrants, Pre-Funded Warrant Shares, Strategic Advisor Warrants, Strategic Advisor Warrant Shares, Asset Manager Warrants, Asset Manager Warrant Shares, Stapled Warrants and Stapled Warrant Shares collectively as the “Securities” in this prospectus.

We are registering the issuance and/or resale of these securities to satisfy certain registration obligations we have and certain registration rights we have granted. The Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the Securities in a number of different ways and at varying prices. See the “Plan of Distribution” section of this prospectus for more information.

Other than with respect to the Primary Issuance Securities, we are not selling any shares of Common Stock in this offering, and we will not receive any proceeds from the sale of shares by the Selling Stockholders. We will, however, receive up to approximately $23.32 in gross proceeds if the Pre-Funded Warrants outstanding as of September 21, 2026 are exercised in full, $13.84 in gross proceeds if the Strategic Advisor Warrants outstanding as of September 21, 2026 are exercised in full, $10,128,712.77 in gross proceeds if the Asset Manager Warrants are exercised in full, and $750,000,568.20 in gross proceeds if the Stapled Warrants are exercised in full.

Our Common Stock, public warrants and Stapled Warrants are traded on The Nasdaq Capital Market (“Nasdaq”) under the symbols “BNC,” “BNCWW,” and “BNCWZ,” respectively.

On November 12, 2026, the last reported sale prices on Nasdaq of our Common Stock, public warrants and Stapled Warrants were $4.30 per share, $0.0051 per public warrant and $0.15 per Stapled Warrant, respectively.

The Selling Stockholders may offer all or part of the Securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices.

This prospectus provides a general description of the securities being offered. You should read this prospectus and the registration statement of which it forms a part before you invest in any securities.

Investing in our Securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus for a discussion of information that should be considered in connection with an investment in our Securities and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission (the “SEC”).

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 13, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”). Under this registration statement, the Selling Stockholders may sell from time to time in one or more offerings the Securities described in this prospectus. You should read this prospectus, and any applicable prospectus supplement, together with the information incorporated herein by reference as described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information that we have provided or incorporated by reference in this prospectus, which may be amended, supplemented, or superseded from time to time by other reports that we subsequently file with the SEC. We have not authorized, nor has any Selling Stockholder authorized, any dealer, salesman, or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You should not rely upon any information or representation not contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date.

For investors outside the United States: we have not, and the Selling Stockholders have not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus outside the United States.

For purposes of this prospectus, unless the context indicates otherwise, references to “BNB Standard,” “our Company,” “the Company,” “we,” “our,” “ours” and “us” refer to BNB Standard Corporation, formerly known as CEA Industries Inc., a Nevada corporation, and its wholly owned subsidiaries.

We urge you to read carefully this prospectus, as supplemented and amended, before deciding whether to invest in the Securities.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference herein contain statements that constitute “forward-looking statements” within the meaning of the U.S. federal securities laws, which reflect our current views with respect to, among other things, our operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “project,” “target,” “estimate,” “anticipate,” “confidence,” “conviction,” the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. By their nature, forward-looking statements speak only as of the date they are made, are not statements of historical fact or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. The Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that the Company’s expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

The statements in this prospectus and the documents incorporated by reference herein that are not purely historical are forward-looking statements which involve risks and uncertainties. Examples of forward-looking statements include, but are not limited to, statements regarding the contributions of new executives, the Company’s leadership and management structure, the Company’s plans to operate a validator on BNB Chain and to build an operating business on BNB Chain, including the selection of an infrastructure provider, the timing of the validator’s launch, the rewards and costs of its operation and the Company’s reporting on it, the Company’s plans to educate institutional investors about the BNB ecosystem and its other future initiatives, the Company’s reporting on its BNB holdings and performance, the Company’s execution of its BNB digital asset treasury strategy, the Company’s ability to grow BNB per share, the Company’s strategy and engagement with the BNB community, the Company’s position as the world’s largest corporate BNB treasury, treasury management opportunities within the BNB ecosystem, the Company’s future financial results, share repurchases, strategy, plans, objectives, expectations (financial or otherwise) and growth potential, and the Company’s ability to create stockholder value. The Company wishes to caution readers that these forward-looking statements may be affected by the risks and uncertainties in the Company’s business, as well as other important factors that may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. In evaluating these forward-looking statements, readers should consider various risk factors, which include, but are not limited to: the Company’s ability to manage its leadership transition and to attract, integrate and retain senior management and directors; the accuracy, completeness and timeliness of information presented on the Company’s website; the Company’s ability to secure, maintain and protect its rights to use the BNB Standard name and related marks; market and community reception of the Company’s new name and brand; volatility in the market price of BNB and other digital assets; the concentration of the Company’s holdings in BNB and of its custody arrangements within the Binance ecosystem; the Company’s ability to establish and operate a validator on BNB Chain, including its selection of and reliance on a third-party infrastructure provider, the amount and variability of validator rewards, and the risk of slashing, downtime, custody or smart contract failure; collateral maintenance and repayment obligations under the Company’s master loan facility; the outcome of the Asset Management Agreement litigation, the Company’s non-payment of accrued management fees, and the enforceability of the Asset Management Agreement’s liquidated damages provision; the previously disclosed material weakness in the Company’s internal control over financial reporting; the Company’s continued compliance with Nasdaq listing requirements; the Company’s ability to finance its current business and proposed future business, including the ability to finance the continued acquisition of BNB; evolving laws, regulations and accounting guidance applicable to digital assets; the future value and adoption of BNB; shareholder activism; and execution of the Company’s BNB digital asset treasury strategy.

Forward-looking statements are subject to numerous conditions and risks, many of which are beyond the Company’s control. In addition, these forward-looking statements and the information in this prospectus and the documents incorporated by reference herein are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s filings with the SEC, including the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and the Company’s subsequent filings with the SEC, as each may be amended or supplemented from time to time. Copies of the Company’s filings with the SEC are available on the SEC’s website at www.sec.gov. The Company undertakes no obligation to update these forward-looking statements for revisions or changes after the date of this prospectus, except as required by law.

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PROSPECTUS SUMMARY

An investment in our securities involves risks. You should carefully consider the risks described in the sections entitled “Risk Factors” in any prospectus or prospectus supplement and those set forth in documents incorporated by reference in this prospectus and any applicable prospectus or prospectus supplement, as well as other information in this prospectus and any applicable prospectus or prospectus supplement, before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment. Additional risks and uncertainties not known to us or that we deem immaterial may also impair our business, financial condition, results of operations and prospects.

Overview

The Company is the largest publicly-traded digital asset treasury (“DAT”) focused exclusively on BNB, the native token of the BNB Chain ecosystem (“BNB Chain”). We seek to continue to build and manage the largest corporate treasury of BNB to provide institutional-grade exposure to BNB Chain and to generate income on our eligible BNB holdings through active treasury management, derivatives, or through the receipt of new tokens or coins distributed by a project to a wide range of individuals in the crypto community (the “DAT Strategy”). We may also generate returns through additional digital asset-related activities such as validation and staking services, lending, and other decentralized finance protocols in the future, though we have not staked any BNB through July 31, 2026. At July 31, 2026, we held 515,544 BNB tokens with an aggregate fair value of $302.3 million, and digital assets, primarily BNB, represented 93.1% of our total assets, while our Retail and Industry segment operating businesses represent a significantly smaller portion of our overall assets based on economic exposure.

Our strategy is built around a simple thesis: BNB is a scarce, utility-driven digital asset that serves as a core economic asset within one of the most active, and growing, blockchain ecosystems in the world. We seek to provide public equity market investors with exposure to BNB through a Nasdaq-listed, SEC-reporting company that combines direct BNB ownership, public company governance, audited financial reporting, treasury controls, custody infrastructure, and capital markets access. We view BNB as a strategic treasury asset and intend to continue evaluating opportunities to acquire additional digital assets as part of our capital allocation strategy.

We believe our platform is differentiated from direct token ownership, private digital asset vehicles, exchange-traded products, and operating companies that hold digital assets as part of a diversified treasury strategy. Our objective is not merely to hold BNB passively, but to build the leading public company platform for BNB ownership, treasury management, and participation in the BNB ecosystem.

We launched the DAT Strategy following the closing of the PIPE Offering on August 5, 2025, that raised approximately $500.0 million in cash and digital assets with up to $750.0 million of additional proceeds available through warrant exercises.

We acquired Fat Panda Ltd., a Canadian corporation, and its related entities on June 6, 2025 and continue to operate its core retail nicotine vape operations in Canada.

We changed our name from CEA Industries Inc. to BNB Standard Corporation, effective as of September 29, 2026, to better reflect the nature of our business.

Recent Developments

Warrant Exercises

On September 21, 2026, YZiLabs Management Ltd. (“YZiLabs”) exercised for cash 5,418,633 pre-funded warrants and 2,180,631 strategic advisor warrants, each at an exercise price of $0.00001 per share, and we issued an aggregate of 7,599,264 shares of Common Stock upon the exercises. Following the exercises, YZiLabs holds 9,749,745 shares of Common Stock, representing approximately 19.99% of the 48,773,114 shares of Common Stock outstanding as of September 21, 2026.

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BitGo Credit Facility

On September 21, 2026, we borrowed an additional USDC 5.0 million under our Master Loan Agreement with BitGo Prime, LLC, bringing total principal outstanding to USDC 20.0 million. We did not pledge additional BNB in connection with the borrowing. The increase in the market value of the BNB already pledged as collateral satisfied the initial margin requirement for the additional borrowing, and collateral coverage was approximately 170% of outstanding principal at the time of the borrowing.

Litigation

As previously disclosed, in February 2026, Abraham Gomez, an individual, filed a civil complaint in the Superior Court of the State of California, County of Tulare, Abraham Gomez v. CEA Industries, Inc., et al. (Case No. VCU331863), against the Company and Mr. Hans Thomas, a former member of the Company’s board of directors (the “Board”). The complaint asserts various claims against the defendants, including claims for fraud, promissory estoppel, quantum meruit and unjust enrichment, arising from alleged investment-related discussions and alleged services purportedly performed for the benefit of the Company. The plaintiff seeks damages, including compensatory damages according to proof (which the complaint alleges exceed approximately $2.8 million), together with interest, attorneys’ fees, costs and other relief. On March 27, 2026, the Company removed the action to the United States District Court for the Eastern District of California (Case No. 1:26-cv-02403-KES-SAB). On September 25, 2026, the magistrate judge assigned to the case issued findings and recommendations that the district judge grant the defendants’ motions to dismiss for lack of personal jurisdiction and, in the alternative, for failure to state a claim, in each case with leave to amend. On October 9, 2026, the plaintiff filed objections to the findings and recommendations, and on October 23, 2026, the Company filed its response. The findings and recommendations will not take effect unless adopted by the district judge. We intend to continue to defend the matter vigorously.

As previously disclosed, on July 17, 2026, counsel for Saad Naja delivered a demand letter to David Namdar, the Company’s former Chief Executive Officer, addressed to him personally and in his capacity as an officer of the Company, asserting claims against Mr. Namdar personally arising out of Mr. Naja’s alleged involvement in the transactions relating to the PIPE Offering, including alleged representations regarding an executive role and associated compensation, and demanding a payment of $8.0 million from Mr. Namdar personally in resolution of those claims. On September 29, 2026, the Company received a copy of a separate demand letter from counsel for Mr. Naja, dated July 17, 2026, and addressed to the Company and its Board. The Company had not previously received that letter. The letter alleges that the Company, acting through individuals involved in the PIPE Offering, recruited Mr. Naja and held him out as an incoming executive officer, induced the $5.0 million investment in the PIPE Offering made by Exinity, an entity affiliated with Mr. Naja, and then failed to deliver the executive role and compensation he alleges were promised. The letter asserts claims against the Company for fraudulent inducement, promissory estoppel, unjust enrichment and reputational and consequential damages, and demands a payment by the Company of $8.0 million, the same amount demanded in the letter to Mr. Namdar. The letter states that the demand addresses only Mr. Naja’s personal claims and reserves any separate claims Exinity may have arising out of the PIPE Offering.

We also understand that, on June 26, 2026, counsel for Mr. Naja also delivered a demand letter to the Asset Manager, Hans Thomas and Alexander Monje, each a former director of the Company, asserting claims arising out of Mr. Naja’s involvement in the PIPE Offering, including claims for breach of contract, promissory estoppel, fraudulent inducement, unjust enrichment, conversion of an interest in the Company’s Strategic Advisor Warrant, damages for reputational and consequential harm and imposition of a constructive trust over warrants and shares held by affiliates of the Asset Manager. We have requested a copy of that letter, but have not received it as of the date of this prospectus. As a result, we do not know the amount demanded in the letter.

As of the date of this prospectus, no litigation has been commenced in respect of either of these demands. The Company intends to defend vigorously any claims asserted against it in connection with the foregoing. The Company has notified its directors’ and officers’ liability insurers of the demand to Mr. Namdar and intends to notify its insurers of the other demands. As of the date of this prospectus, no liability has been recorded in respect of these matters, and because they are at a preliminary stage, as of the date of this prospectus, the Company is unable to estimate the amount or range of any reasonably possible loss, if any, that may result from these matters.

Corporate Information

Our principal executive offices are located at 385 South Pierce Avenue, Suite C, Louisville, Colorado 80027, and our telephone number is (303) 993-5271. Our corporate website address is https://www.bnbstandard.com/. The information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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THE OFFERING

Issuer	BNB Standard Corporation (formerly known as CEA Industries Inc.)

Primary Issuance	64,186,195 shares of Common Stock comprised of (i) 7,750,510 shares underlying the Pre-Funded Warrants, (ii) 5,940,598 shares of Common Stock issuable upon exercise of the Strategic Advisor Warrants, (iii) 990,099 shares of Common Stock issuable upon exercise of the Asset Manager Warrants, and (iv) 49,504,988 shares of Common Stock issuable upon exercise of the Stapled Warrants.

Selling Stockholders - Shares of Common Stock Offered	41,754,478 shares of Common Stock.

Selling Stockholders - Pre-Funded Warrants Offered	7,750,510 Pre-Funded Warrants, with each exercisable for one share of Common Stock at an exercise price of $0.00001 per share. The Pre-Funded Warrants are exercisable immediately upon issuance or otherwise in accordance with the terms of the Pre-Funded Warrant and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. This offering also relates to the Pre-Funded Warrant Shares to be issued upon exercise of the Pre-Funded Warrants.

Selling Stockholders - Strategic Advisor Warrants Offered	5,940,598 Strategic Advisor Warrants, each exercisable at $0.00001 per share of Common Stock. The Strategic Advisor Warrants are exercisable immediately upon issuance or otherwise in accordance with the terms of the Strategic Advisor Warrants and may be exercised at any time on or prior to 5:00 p.m. (New York City time) on August 5, 2030. This offering also relates to the Strategic Advisor Warrant Shares to be issued upon exercise of the Strategic Advisor Warrants.

Selling Stockholders - Asset Manager Warrants Offered	990,099 Asset Manager Warrants, each exercisable for one share of Common Stock at an exercise price of $10.23 per share. The Asset Manager Warrants are exercisable immediately upon issuance or otherwise in accordance with the terms of the Asset Manager Warrants and may be exercised at any time on or prior to 5:00 p.m. (New York City time) on August 5, 2030. This offering also relates to the Asset Manager Warrant Shares to be issued upon exercise of the Asset Manager Warrants.

Selling Stockholders - Stapled Warrants Offered	49,504,988 Stapled Warrants, each exercisable for one share of Common Stock at an exercise price of $15.15 per share. The Stapled Warrants are exercisable immediately and may be exercised at any time thereafter prior to 5:00 p.m. (New York City time) on August 5, 2028. This offering also relates to the Stapled Warrant Shares to be issued upon exercise of the Stapled Warrants.

Common Stock Outstanding Before this Offering	43,083,082 shares of Common Stock.

Common Stock Outstanding Immediately After this Offering	107,269,277 shares of Common Stock, assuming the exercise of all of the Pre-Funded Warrants, Strategic Advisor Warrants, Asset Manager Warrants and the Stapled Warrants.

Use of Proceeds	We will not receive any proceeds from the sale of Common Stock by the Selling Stockholders. We will, however, receive up to approximately $23.32 in gross proceeds if the Pre-Funded Warrants outstanding as of September 21, 2026 are exercised in full, $13.84 in gross proceeds if the Strategic Advisor Warrants outstanding as of September 21, 2026 are exercised in full, $10,128,712.77 in gross proceeds if the Asset Manager Warrants are exercised in full, and $750,000,568.20 in gross proceeds if the Stapled Warrants are exercised in full. If we receive proceeds from the exercise of the Pre-Funded Warrants, Strategic Advisor Warrants, Stapled Warrants or the Asset Manager Warrants, we intend to use such proceeds to purchase BNB and for other general corporate purposes described in the “Use of Proceeds” section of this prospectus.

Risk Factors:	You should carefully read the “Risk Factors” section of this prospectus and other information included and incorporated by reference in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Securities.

Nasdaq Symbols for Our Common Stock, Public Warrants and Stapled Warrants	BNC, BNCWW and BNCWZ

Unless otherwise indicated, the number of shares of Common Stock to be outstanding after this offering is based on 43,083,082 shares of Common Stock outstanding as of September 18, 2025, and assumes full exercise of the Pre-Funded Warrants, Strategic Advisor Warrants, Asset Manager Warrants and Stapled Warrants being offered in this offering.

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RISK FACTORS

Investing in our Common Stock involves risks. Before purchasing any shares of our Common Stock, you should carefully consider the risks described below and discussed under the sections captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended April 30, 2026 and in our Quarterly Report on Form 10-Q for the period ended July 31, 2026, as well as any amendment, supplement or update to the risk factors reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus, and all of the other information contained in this prospectus and incorporated by reference into this prospectus and in any related free writing prospectus that we have authorized for use in connection with this offering. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of such risks or the risks described below or in our SEC filings occur, our business, financial condition, results of operations or prospects could be materially and adversely affected. In that case, the trading price of our Common Stock could decline, and you may lose some or all of your investment.

Risks Related to this Offering and our Common Stock

Resales of our Common Stock in the public market by our stockholders (including the Selling Stockholders) may cause the market price of shares of our Common Stock to fall.

Sales of a substantial number of shares of Common Stock could occur at any time, including sales by the Selling Stockholders under this prospectus. The issuance of new shares of Common Stock could result in resales of shares of our Common Stock by our current stockholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for shares of our Common Stock.

If the Selling Stockholders who hold warrants immediately exercise their warrants and sell their shares of our Common Stock included in this prospectus, they could cause our Common Stock price to decline.

The sale and issuance of our Common Stock upon exercise of the Pre-Funded Warrants, Strategic Advisor Warrants, Asset Manager Warrants or Stapled Warrants could have the effect of depressing the market price for our Common Stock, through dilution of earnings per share or otherwise. All of the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, Strategic Advisor Warrants, Asset Manager Warrants or Stapled Warrants will be available for resale in the public market. If the Pre-Funded Warrants and Strategic Advisor Warrants are exercised by the holders thereof, and such shares are sold in the public market, such sales of our Common Stock could have the effect of depressing the market price for our Common Stock. In addition, future events and conditions could increase the dilution that is currently projected. Any dilution of, or delay of any accretion to, our earnings per share could cause the price of shares of our Common Stock to decline or to grow at a reduced rate. These sales may also make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate to raise funds through future offerings of our Common Stock.

The price of our Common Stock has and may continue to fluctuate significantly, and this may make it difficult for you to resell shares of Common Stock owned by you at times or at prices you find attractive.

The trading price of our Common Stock has fluctuated widely and may continue to fluctuate widely as a result of a number of factors, many of which are outside our control. Since May 1, 2025, our Common Stock has traded at prices as low as $1.83 per share and as high as $82.88 per share. This volatility may affect the price at which you could sell the shares of our Common Stock, and the sale of substantial amounts of our Common Stock could adversely affect the price of our Common Stock. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors.

As a result, you may not be able to sell your shares of Common Stock at or above the price at which you purchase them. In addition, the stock market in general, and Nasdaq and the stock of digital asset and blockchain technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our Common Stock, regardless of our actual operating performance.

Management will have broad discretion as to the allocation of the net proceeds from the sale of the shares of our Common Stock offered by this prospectus, and we may not use the net proceeds effectively.

Our management will have broad discretion in the use of the net proceeds we receive from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used in a manner you may deem appropriate. You must rely on the judgment of our management regarding the use of the net proceeds of this offering. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. In addition, our management could use the proceeds in ways that do not improve our business or results of operations or enhance the value of our Common Stock, which could have a material adverse effect on our business and cause the price of our Common Stock to decline. See “Use of Proceeds.”

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You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share of our Common Stock in this offering. We may sell shares of our Common Stock or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares of our Common Stock or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible into or exchangeable for our Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

In addition, the sale of shares our Common Stock in this offering and any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of our Common Stock, or the perception that those shares may be sold, will have on the market price of our Common Stock.

The sale or availability for sale of a substantial number of shares of our Common Stock could adversely affect the market price of such shares.

Sales of a substantial number of shares of our Common Stock in the public market, or the perception or indication that these sales could occur, could adversely affect the market price of such shares and could materially impair our ability to raise capital through equity offerings in the future or cause the trading price of our Common Stock to decline. We are unable to predict what effect, if any, sales of securities in this offering or by our significant stockholders, directors or officers will have on the market price of our Common Stock.

We do not expect to pay dividends in the foreseeable future.

In the past, we have not paid dividends on our Common Stock. We do not currently intend to pay dividends on our Common Stock and we intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of future and existing debt agreements may limit or preclude us from paying dividends. As a result, capital appreciation, if any, of our Common Stock may be your sole source of gain for the foreseeable future.

If securities analysts do not publish research or reports about our business or if they publish negative, or inaccurate, evaluations of our Common Stock, the price of our stock and trading volume could decline.

The trading market for our Common Stock may be impacted, in part, by the research and reports that securities or industry analysts publish about us or our business. There can be no assurance that analysts will cover us, continue to cover us or provide favorable coverage. If one or more analysts downgrade our Common Stock or change their opinion of our Common Stock, our share price may decline. In addition, if one or more analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

There is no public market for the Pre-Funded Warrants, Strategic Advisor Warrants or Asset Manager Warrants being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants, Strategic Advisor Warrants or Asset Manager Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants, Strategic Advisor Warrants or Asset Manager Warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Pre-Funded Warrants, Strategic Advisor Warrants and Asset Manager Warrants will be limited.

Holders of our Pre-Funded Warrants, Strategic Advisor Warrants, Asset Manager Warrants and Stapled Warrants will have no rights as Common Stock stockholders until they acquire our shares of Common Stock.

Until shares of Common Stock are acquired upon exercise of the Pre-Funded Warrants, Strategic Advisor Warrants, Asset Manager Warrants or Stapled Warrants, holders of those warrants will have no rights with respect to the shares of Common Stock issuable upon exercise of such warrants. Upon exercise of the Pre-Funded Warrants, Strategic Advisor Warrants, Asset Manager Warrants or Stapled Warrants, the holders will be entitled to exercise the rights of a holder of shares only as to matters for which the record date occurs after the issuance date for such shares of Common Stock.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of Common Stock by the Selling Stockholders. All of the net proceeds from the sale of our Common Stock will go to the Selling Stockholders as described below in the sections entitled “Selling Stockholders” and “Plan of Distribution.” However, we will receive up to approximately $23.32 in gross proceeds if the Pre-Funded Warrants outstanding as of September 21, 2026 are exercised in full, $13.84 in gross proceeds if the Strategic Advisor Warrants outstanding as of September 21, 2026 are exercised in full, $10,128,712.77 in gross proceeds if the Asset Manager Warrants are exercised in full, and $750,000,568.20 in gross proceeds if the Stapled Warrants are exercised in full. We have agreed to bear the expenses relating to the registration of the Securities for the Selling Stockholders.

We may use the net proceeds from the exercise of the Pre-Funded Warrants, Strategic Advisor Warrants, Asset Manager Warrants and Stapled Warrants for general corporate purposes, including, among other things:

1.	pursuit of the DAT Strategy;

2.	repayment of debt;

3.	repurchase of our Common Stock;

4.	working capital; and/or

5.	other capital expenditures.

We may also use such proceeds to fund acquisitions of businesses, assets or technologies that complement our current business. We have not determined the specific amount of the net proceeds to be used for such purposes. As a result, our management will retain broad discretion over the allocation of the net proceeds from the exercise of the Pre-Funded Warrants, Strategic Advisor Warrants, Asset Manager Warrants and Stapled Warrants.

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MARKET FOR COMMON STOCK AND DIVIDEND POLICY

Shares of our Common Stock are traded on Nasdaq under the symbol “BNC.” The last reported sale price of our Common Stock on November 12, 2026 on Nasdaq was $4.30 per share. As of October 8, 2026, there were 72 stockholders of record of our Common Stock.

We have never declared or paid, and do not anticipate declaring, or paying in the foreseeable future, any cash dividends on our capital stock. Future determinations as to the declaration and payment of dividends, if any, will be at the discretion of the Board and will depend on then existing conditions, including our operating results, financial conditions, contractual restrictions, capital requirements, business prospects and other factors the Board may deem relevant.

DESCRIPTION OF SECURITIES

The following description of the securities registered under the registration statement of which this prospectus forms a part is a summary. This summary is qualified in its entirety by reference to the Nevada Revised Statutes (“NRS”) and to the complete text of our Restated Articles of Incorporation (the “Charter”), the certificates of designation of preferred stock, our amended and restated bylaws (the “Bylaws”), the Stockholder Rights Agreement and the agreements governing the warrants described below.

Common Stock

The Charter authorizes us to issue up to 200,000,000 shares of Common Stock, par value $0.00001 per share.

Subject to the prior dividend rights of the holders of any shares of issued and outstanding preferred stock, holders of shares of Common Stock are entitled to receive dividends when, as and if declared by the Board out of funds legally available for that purpose. We have not declared or paid cash dividends on our Common Stock.

Each share of Common Stock is entitled to one vote on all matters submitted to a vote of stockholders. Holders of shares of Common Stock do not have cumulative voting rights. Directors are elected by a plurality of the votes cast. Except as otherwise required by applicable law, the Charter or the Bylaws, every other matter is approved if the votes cast in favor of the matter exceed the votes cast opposing it. Abstentions and broker non-votes are not votes cast. The holders of one-third of the voting power of the outstanding shares entitled to vote, present in person or represented by proxy, constitute a quorum.

In the event of any liquidation, dissolution or winding up of the Company, after satisfaction in full of the liquidation preferences of holders of any shares of issued and outstanding preferred stock, holders of shares of Common Stock are entitled to a ratable distribution of the remaining assets available for distribution to stockholders. The shares of Common Stock are not subject to redemption by operation of a sinking fund or otherwise, and holders of shares of Common Stock are not entitled to pre-emptive, subscription or conversion rights. The issued and outstanding shares of Common Stock are fully paid and non-assessable.

The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock. Our Common Stock is listed on Nasdaq under the symbol “BNC.” There were 48,773,114 shares of our Common Stock outstanding as of November 10, 2026.

Preferred Stock

The Charter authorizes us to issue up to 25,000,000 shares of preferred stock, par value $0.00001 per share. We may issue preferred stock from time to time in one or more series, without stockholder approval, when authorized by the Board. The Board has the right, without prior approval of the holders of Common Stock and subject to the rights of any series of preferred stock then outstanding, to specify any and all terms of a series of preferred stock, including the number of authorized shares of the series, the rank, dividend and distribution rights, voting rights, liquidation rights and redemption, conversion and pre-emption rights.

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The purpose of authorizing the Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. The Board will make any determination to issue such shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of the Board, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock. Additionally, the issuance of preferred stock may adversely affect the holders of our Common Stock by restricting dividends on our Common Stock, diluting the voting power of our Common Stock or subordinating the liquidation rights of our Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our Common Stock.

The Board has designated 200,000 shares of preferred stock as Series C Junior Participating Preferred Stock (the “Series C Preferred Stock”), reserved for issuance upon exercise of the Rights described below. No shares of preferred stock are issued or outstanding.

Each share of Series C Preferred Stock, when issued, will entitle the holder to cumulative quarterly dividends in an amount per share equal to the greater of $1,000 and 1,000 times the aggregate per share amount of all cash dividends, plus 1,000 times the aggregate per share amount of all non-cash dividends or other distributions, declared on the Common Stock since the payment date of the immediately preceding quarterly dividend. Upon liquidation, dissolution or winding up, holders of Series C Preferred Stock will be entitled to receive $1,000 per share plus accrued and unpaid dividends before any distribution is made to holders of junior stock, after which holders of Common Stock will receive an amount per share equal to that preference divided by 1,000, with any remaining assets distributed to holders of Series C Preferred Stock and Common Stock in the ratio of 1,000 to 1 on a per share basis. Each share will entitle the holder to 1,000 votes on all matters submitted to a vote of stockholders, voting together with the Common Stock as a single class, and, in the event of a consolidation, merger or similar transaction in which shares of Common Stock are exchanged or changed, will be similarly exchanged or changed into 1,000 times the amount received per share of Common Stock. Each of these amounts is subject to adjustment for stock dividends, subdivisions and combinations of the Common Stock. The Series C Preferred Stock is not redeemable and ranks junior to any other series of preferred stock that may be issued, unless the terms of that series provide otherwise.

Preferred Stock Purchase Rights

On December 26, 2025, the Board adopted a Stockholder Rights Agreement (the “Rights Agreement”) between the Company and Continental Stock Transfer & Trust Company, as rights agent, and declared a dividend of one preferred stock purchase right (each, a “Right” and, collectively, the “Rights”) for each outstanding share of Common Stock and for each share of Common Stock issuable upon complete exercise of certain outstanding warrants (the “Participating Warrants”), without regard to any limitation on exercise of those warrants, including any beneficial ownership limitation, in each case payable to holders of record as of January 8, 2026.

Exercise. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series C Preferred Stock at an exercise price of $33.50 per Right, subject to adjustment. The Rights are not exercisable until the Distribution Time specified in the Rights Agreement. No Rights have become exercisable.

Triggering Event. Subject to the exceptions described below, the Rights become exercisable if a person or group acquires beneficial ownership of 15% or more of our outstanding Common Stock (an “Acquiring Person”). Upon such an event, each Right other than Rights beneficially owned by the Acquiring Person and its related persons and certain transferees, which become null and void, entitles the holder to purchase shares of our Common Stock having a market value of twice the exercise price of the Right, subject to adjustment.

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Flip-over Event. If, at any time after a person becomes an Acquiring Person, the Company consolidates with or merges into another entity and is not the surviving entity, another entity merges into or engages in a share exchange with the Company and all or part of the outstanding Common Stock is changed into or exchanged for securities, cash or other property, or the Company sells or otherwise transfers, in one transaction or a series of related transactions, assets, cash flow or earning power aggregating 50% or more of the assets, cash flow or earning power of the Company and its subsidiaries taken as a whole, then each Right other than Rights that have become null and void entitles the holder to purchase Common Stock of the acquiring company having a market value of twice the exercise price of the Right, subject to adjustment.

Beneficial Ownership. For purposes of the Rights Agreement, a person is treated as beneficially owning shares of Common Stock that the person has the right or obligation to acquire, whether immediately or only after the passage of time or the satisfaction of other conditions, and without regard to any limitation on exercise, including any beneficial ownership limitation of the kind described elsewhere in this prospectus. Certain synthetic interests created by derivative positions are also treated as beneficial ownership, to the extent shares of Common Stock are directly or indirectly held by counterparties to those positions.

Exceptions. The definition of Acquiring Person excludes Exempt Persons and Grandfathered Persons, in each case as defined in the Rights Agreement. Exempt Persons include the Company and its subsidiaries, any officer, director or employee of the Company or a subsidiary solely in that capacity, and Company benefit plans and related trustees. A Grandfathered Person is generally a person whose beneficial ownership, together with that of its related persons, equaled or exceeded 15% of our outstanding Common Stock immediately prior to the first public announcement of the adoption of the Rights Agreement. A person ceases to be a Grandfathered Person, and may become an Acquiring Person, if its beneficial ownership falls below 15% or if it increases its beneficial ownership to an amount equal to or greater than the greater of 15% and the sum of its lowest beneficial ownership at any time after that announcement plus one share of Common Stock. Grandfathered status extends only to the security or instrument in the type and form held as of the date of the Rights Agreement and does not extend to a subsequent change, modification, swap or exchange into a different type or form of security or instrument unless contemplated by the terms of that instrument, so that shares of Common Stock acquired upon exercise of grandfathered warrants remain grandfathered; cash-settled swap or exchange contracts are not grandfathered.

In addition, a person will not become an Acquiring Person solely as a result of a reduction in the number of outstanding shares of Common Stock caused by our repurchase of shares, solely as a result of the grant or exercise of equity awards by the Company, as a result of purchases or issuances, including debt-for-equity exchanges, directly from the Company or through an underwritten offering approved by the Board, or where the Board determines in good faith that the person became an Acquiring Person inadvertently and the person has divested or promptly divests a sufficient number of shares, in each case subject to the conditions set forth in the Rights Agreement. Additionally, a bona fide swaps dealer will also not become an Acquiring Person as a result of ordinary-course activities that the Board determines were undertaken without an intent to evade the Rights Agreement or to control or influence the Company’s management or policies.

Redemption. The Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right, subject to adjustment to reflect any stock split, reverse stock split, stock dividend or similar transaction, at any time prior to the earlier of the time a person becomes an Acquiring Person and the Final Expiration Time. The Company may pay the redemption price in cash, in shares of Common Stock valued at their market price at the time of redemption or in any other form of consideration the Board deems appropriate. Upon the effectiveness of a redemption, the right to exercise the Rights terminates and the only right of holders is to receive the redemption price.

Exchange. At any time after a person becomes an Acquiring Person, and before that person, together with its related persons, becomes the beneficial owner of 50% or more of our outstanding Common Stock, the Board may exchange the Rights, other than Rights that have become null and void, in whole or in part, at an exchange ratio of one share of Common Stock, or one one-thousandth of a share of Series C Preferred Stock or of a class or series of preferred stock having equivalent rights, preferences and privileges, per Right, subject to adjustment.

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Amendment. At any time prior to the Stock Acquisition Date specified in the Rights Agreement, the Board may amend or supplement the Rights Agreement in any respect without the consent of holders of Rights. Before any person becomes an Acquiring Person, the Board may also amend the Rights Agreement to make it inapplicable to a particular transaction by which a person might otherwise become an Acquiring Person or otherwise alter its application to that transaction. On or after the Stock Acquisition Date, the Board may amend the Rights Agreement only to make changes that do not materially adversely affect the interests of holders of Rights, other than the Acquiring Person and its related persons and transferees, to cure an ambiguity, or to correct or supplement an inconsistent provision.

Expiration. The Rights expire on the earliest to occur of the close of business on December 26, 2026, the time at which the Rights are redeemed, the time at which the Rights are exchanged, and the closing of a merger or other acquisition transaction involving the Company pursuant to an agreement approved by the Board before any person becomes an Acquiring Person.

Rights as a Stockholder. Until a Right is exercised, the holder will have no rights as a stockholder of the Company by virtue of the Right, including the right to vote or to receive dividends.

The Rights are registered under Section 12(b) of the Exchange Act and have no separate trading symbol. Until the Distribution Time, the Rights are evidenced by, and transfer only with, the shares of Common Stock and the Participating Warrants to which they attach, and the exercise of a Participating Warrant results in the cancellation and retirement of the Rights associated with it.

Pre-Funded Warrants

On July 28, 2025, the Company entered into Securities Purchase Agreements with a group of institutional and accredited investors in the PIPE Offering, pursuant to which it issued and sold shares of Common Stock and various classes of warrants, including Pre-Funded Warrants to purchase 7,750,510 Pre-Funded Warrant Shares. The Pre-Funded Warrants are subject to the registration rights agreement, dated July 28, 2025, as amended on September 3, 2025 (the “Registration Rights Agreement”), described under “2025 Registration Rights” below. The Pre-Funded Warrants are exercisable at a per share exercise price of $0.00001. The Pre-Funded Warrants are exercisable at any time and from time to time, in whole or in part. The Pre-Funded Warrants provide for cashless exercise. The exercise price and number of shares issuable upon exercise of the Pre-Funded Warrants may be adjusted in certain circumstances, including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. The Pre-Funded Warrants provide for various penalties payable by the Company if it does not timely deliver the Common Stock issuable on exercise, and a holder may not exercise to the extent that the holder, together with its affiliates and attribution parties, would beneficially own in excess of 9.99% of the outstanding Common Stock immediately after giving effect to the exercise, or 4.99% if so elected by the holder prior to issuance. A holder may increase or decrease that limitation on notice to the Company, subject to a 19.99% ceiling, and any increase takes effect on the 61st day after notice.

As of September 18, 2025, we had 7,750,510 Pre-Funded Warrants to purchase Common Stock outstanding. All of the Pre-Funded Warrants are held by YZiLabs Management Ltd. (“YZiLabs”). On September 17, 2026, YZiLabs delivered a notice to exercise Pre-Funded Warrants for 5,418,633 shares of Common Stock, paying the exercise price in cash. Following that exercise, Pre-Funded Warrants to purchase 2,331,877 shares of Common Stock remain outstanding.

Strategic Advisor Warrants

On August 5, 2025, the Company entered into the Strategic Advisor Agreements with each of the Strategic Advisors. As compensation, the Company issued the Strategic Advisor Warrants to purchase up to 5,940,598 Strategic Advisor Warrant Shares. The Strategic Advisor Warrants are subject to the Registration Rights Agreement. The Strategic Advisor Warrants are exercisable at a per share exercise price equal to the par value of our Common Stock. The Strategic Advisor Warrants are five-year warrants, exercisable at any time and from time to time, in whole or in part. The exercise price and number of shares issuable upon exercise of the Strategic Advisor Warrants may be adjusted in certain circumstances, including in the event of stock splits, stock dividends and other typical adjustments. The Strategic Advisor Warrants provide for cashless exercise if the underlying shares of Common Stock are not registered for resale by the holder. The Strategic Advisor Warrants provide for various penalties payable by the Company if it does not timely deliver the Common Stock issuable on exercise, and a holder may not exercise to the extent that the holder, together with its affiliates and attribution parties, would beneficially own in excess of 4.99% of the outstanding Common Stock immediately after giving effect to the exercise, or 9.99% if so elected by the holder prior to issuance. A holder may increase or decrease that limitation on notice to the Company, subject to a 9.99% ceiling, and any increase takes effect on the 61st day after notice.

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As of September 18, 2025, we had 5,940,598 Strategic Advisor Warrants to purchase Common Stock outstanding. During the fiscal year ended April 30, 2026, 10X BNB Cayman Sponsor assigned all 2,376,239 of its Strategic Advisor Warrants in five replacement warrants, and the assignees exercised an aggregate of 2,376,236 of those warrants on a cashless basis on October 8, 2025 and October 10, 2025. At April 30, 2026, 3,564,359 Strategic Advisor Warrants held by YZiLabs and three Strategic Advisor Warrants originally issued to 10X BNB Cayman Sponsor remained outstanding. On September 17, 2026, YZiLabs delivered a notice to exercise Strategic Advisor Warrants for 2,180,631 shares of Common Stock, paying the exercise price in cash. Following that exercise, Strategic Advisor Warrants to purchase 1,383,728 shares of Common Stock remain outstanding.

2025 Registration Rights

In connection with entering into the Securities Purchase Agreements in the PIPE Offering, the Company entered into the Registration Rights Agreement, pursuant to which the Company agreed to file a registration statement with the SEC within 30 days of the closing of the PIPE Offering registering the resale of the Common Stock, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Stapled Warrants, the Stapled Warrant Shares, the Strategic Advisor Warrants and the Strategic Advisor Warrant Shares sold or issued in connection with the PIPE Offering. The Registration Rights Agreement provides for substantive cash penalties due to the investors if any of the obligations to register shares are not fulfilled on a timely basis. The Registration Rights Agreement provides for typical securities indemnification to the holders in respect of the registration statement.

Asset Manager Warrants

On August 5, 2025, the Company entered into the Asset Management Agreement with the Asset Manager. As compensation, the Company issued the Asset Manager Warrants to purchase up to 990,099 Asset Manager Warrant Shares. The Asset Manager Warrants are exercisable at a per share exercise price equal to $10.23. The Asset Manager Warrants are five-year warrants, exercisable at any time and from time to time, in whole or in part. The exercise price and number of shares issuable upon exercise of the Asset Manager Warrants may be adjusted in certain circumstances, including in the event of stock splits, stock dividends and other typical adjustments. The Asset Manager Warrants provide for cashless exercise if the underlying shares of Common Stock are not registered for resale by the holder. The Asset Manager Warrants provide for various penalties payable by the Company if it does not timely deliver the Common Stock issuable on exercise, and a holder may not exercise to the extent that the holder, together with its affiliates and attribution parties, would beneficially own in excess of 4.99% of the outstanding Common Stock immediately after giving effect to the exercise, or 9.99% if so elected by the holder prior to issuance. A holder may increase or decrease that limitation on notice to the Company, subject to a 9.99% ceiling, and any increase takes effect on the 61st day after notice.

As of September 18, 2025, we had 990,099 Asset Manager Warrants to purchase Common Stock outstanding.

Stapled Warrants

On July 28, 2025, the Company entered into Securities Purchase Agreements with a group of institutional and accredited investors in the PIPE Offering, pursuant to which it issued and sold shares of Common Stock and several classes of warrants, including 49,504,988 Stapled Warrants to purchase shares of Common Stock. Each Stapled Warrant is exercisable for one share of Common Stock at an exercise price of $15.15 per share, subject to adjustment, and expires 36 months after issuance. The Stapled Warrants are subject to the Registration Rights Agreement described above.

A Stapled Warrant may be exercised only if a registration statement covering the resale of the Stapled Warrants and the underlying shares is then effective and the related prospectus is current. The Stapled Warrants may not be exercised on a cashless basis, and in no event is the Company required to net cash settle a Stapled Warrant. No fractional shares are issued upon exercise; any fractional interest is rounded down.

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The Company may require holders to exercise their Stapled Warrants in full if the daily volume-weighted average price of the Common Stock exceeds $20.20 per share—200% of the $10.10 per share purchase price in the PIPE Offering—on 20 trading days within a 30-trading-day period, on at least 30 days’ notice and subject to a resale registration statement then being effective. If a holder does not pay the exercise price in cash within 30 days after the mandatory exercise date, the Company may either effect a cashless exercise of that holder’s Stapled Warrants on terms it determines or redeem and cancel them for $0.00001 per Stapled Warrant.

A holder may elect in writing to become subject to a limitation prohibiting exercise to the extent the holder, together with its affiliates and group members, would beneficially own more than 4.99%, 9.99% or such other percentage as the holder specifies. The limitation applies only to holders that make the election.

The number of shares issuable upon exercise and the exercise price are subject to adjustment for stock dividends, subdivisions, combinations and reclassifications, and the exercise price is reduced upon cash and other distributions to holders of Common Stock. Upon a reclassification, reorganization, merger or sale of substantially all assets, Stapled Warrants become exercisable for the consideration a holder would have received had it exercised immediately prior to the transaction. Holders have no rights as stockholders prior to exercise.

The Stapled Warrants began trading separately on Nasdaq on April 15, 2026 under the symbol “BNCWZ”. As of September 18, 2025, we had 49,504,988 Stapled Warrants to purchase Common Stock outstanding.

Provisions of Our Charter and Bylaws and Nevada Law That May Have Anti-Takeover Effects

Our Charter, Bylaws and the NRS contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of the Board to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of us by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Common Stock held by stockholders.

Authorized but Unissued Capital Stock. The authorized but unissued shares of Common Stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the rules of any stock exchange on which our securities may be listed. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Stockholder Nomination of Directors. Our Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors.

Stockholder Ability to Call Special Meetings of Stockholders. Our Bylaws provide that special meetings of the stockholders can be called by (i) the secretary upon the written request of the holders of 10% of the voting shares of the Company, and (ii) the president, or by the Board or a majority thereof, subject to the notice, record date and information requirements set forth therein.

Size of Board and Vacancies. The Bylaws provide that the number of directors will be not less than one nor more than 13, as determined from time to time by action of the stockholders or by a resolution of the entire Board (excluding any unfilled vacancies), or if the number is not fixed, the number will be one. In case of any vacancy in the Board, the remaining directors, whether constituting a quorum or not, may elect a successor to hold office for the unexpired portion of the terms of the directors whose place is vacant, and until his/her successor has been duly elected and qualified. Further, the remaining directors may fill any empty seats on the Board even if the empty seats have never been occupied.

12

Director Removal. Under NRS 78.335(1), a director may be removed from office by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote.

No Cumulative Voting. Holders of shares of Common Stock do not have cumulative voting rights.

Amendments to Bylaws. Our Bylaws may be amended, altered or repealed by the affirmative vote of a majority of the entire Board without a stockholder vote. In addition, the Bylaws may be amended, altered, or repealed at any regular or special meeting of the stockholders if notice of the proposed alteration or amendment is contained in the notice of the meeting.

Nevada Anti-Takeover Statutes. Nevada’s control share statutes (NRS 78.378 through 78.3793) limit the voting rights of shares acquired in specified control acquisitions, and Nevada’s business combination statutes (NRS 78.411 through 78.444) impose a moratorium on specified transactions between a Nevada corporation and a beneficial owner of 10% or more of its voting power. Our Charter provides that we elect not to be governed by either set of statutes, and that election has been in effect since our incorporation. Accordingly, neither statute applies to us.

We encourage you to read our Charter, our Bylaws and the applicable provisions of Chapter 78 of the NRS in their entirety.

Exclusive Forum for Certain Actions

Unless a majority of the Board consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County of the State of Nevada (or, if the Eighth Judicial District Court does not have subject matter jurisdiction, another state district court located within the State of Nevada or, if no state district court located within the State of Nevada has jurisdiction, the federal district court for the District of Nevada), to the fullest extent permitted by law, will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action or proceeding asserting a claim arising from a breach of a fiduciary duty owed by any current or former director, stockholder or officer or other employee of the Company to the Company or to the stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action or proceeding asserting a claim against the Company or any current or former director, stockholder or officer or other employee of the Company arising pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of the NRS, the Bylaws or the Charter, (iv) any action or proceeding related to or involving the Company or any current or former director, stockholder or officer or other employee that is governed by the internal affairs doctrine of the State of Nevada, (v) any “internal action,” as defined in NRS 78.046, or (vi) any action or proceeding as to which the NRS confers jurisdiction on the district court of the State of Nevada.

Although we believe the exclusive forum provision benefits us by providing increased consistency in the application of law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock, the warrant agent for the Stapled Warrants and the rights agent under the Rights Agreement is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004.

13

SELLING STOCKHOLDERS

The shares of Common Stock being offered by the Selling Stockholders are those previously issued to the Selling Stockholders, or those issuable upon exercise of previously issued warrants to purchase shares of Common Stock. For additional information regarding the issuances of those shares of Common Stock and the other Securities, see the section of this prospectus titled “Description of Securities” and “Relationships with the Selling Stockholders” below. We are registering the Securities in order to permit the Selling Stockholders to offer the Securities for resale from time to time.

Information About the Selling Stockholders

The following table sets forth, based on information provided to us by or on behalf of the Selling Stockholders or known to us, the name of the Selling Stockholders and the number of shares of our Common Stock beneficially owned by the Selling Stockholders before and after this offering.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of the shares of Common Stock held by each of the Selling Stockholders.

The Selling Stockholders may have sold, transferred or otherwise disposed of some or all of the shares of our Common Stock listed below in exempt or registered transactions since the date on which the information below was provided to us and may in the future sell, transfer or otherwise dispose of some or all of the shares in private placement transactions exempt from, or not subject to the registration requirements of, the Securities Act. We have assumed for purposes of the table below that the Selling Stockholders will sell all of the Common Stock being offered hereby pursuant to this prospectus.

Information about the Selling Stockholders may change from time to time, including by addition of additional Selling Stockholders, and if necessary, we will supplement this prospectus accordingly.

The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.” The percentages of ownership of the Selling Stockholders in the below table are based upon 43,083,082 shares of Common Stock outstanding as of September 18, 2025.

14

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering†	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus†	Number of shares of Common Stock Owned After the Offering(1)	Percentage of shares of Common Stock Owned After the Offering
11-11 DG Holdings, LLC(2)	99,010	99,010	0	*
99 Capital LP(3)	594,060	594,060	0	*
Abdulla Rashed Helal Rashed Isa	217,822	217,822	0	*
Abraham Strategies 1 Limited(4)	2,772,278	2,772,278	0	*
AD BNB a series of Allocations 2025 Master, LLC(5)	554,456	554,456	0	*
Akshat Vaidya	29,704	29,704	0	*
Al Mal Capital PSC(6)	480,200	419,147	0	*
Alex Rabinovitch	39,604	39,604	0	*
Alyeska Master Fund, L.P.(7)	1,287,130	643,565	0	*
AN MING WU	99,010	99,010	0	*
Andrew Schwartzberg	495,050	495,050	0	*
Animoca Ventures SPC - Animoca Ventures I, SP(8)	198,020	164,527	0	*
Anson East Master Fund LP(9)	356,436	356,436	0	*
Anson Investments Master Fund LP(10)	1,267,328	1,267,328	0	*
Anson Opportunities Master Fund LP(11)	356,436	356,436	0	*
Apollo Exchange LLC(12)	1,386,140	1,386,140	0	*
Arche Capital SPV IV LLC(13)	2,574,258	1,787,637	0	*
Arrington Moonbeam Growth Fund, LP(14)	62,378	62,378	0	*
Arrington XRP Capital Fund, LP(15)	828,712	828,712	0	*
Ashwin Pavan Ramachandran	99,010	99,010	0	*
Austin Alexander	481,332	481,332	0	*
Beaming Victory Limited(16)	1,980,200	990,100	0	*
Benjamin Clarke	59,406	59,406	0	*
BNB Pipe, L.P. - Series 1(17)	990,100	990,100	0	*
Boolean Investment Holdings Limited(18)	198,020	99,010	0	*
Borderless Multi-Strategy Fund V LP(19)	594,060	594,060	0	*
Breed Fund II, LP(20)	58,080	58,080	0	*
Broocknell Holdings Limited(21)	1,386,140	693,070	0	*
BTG Pactual Absolute Return Master Fund LP(22)	792,080	792,080	0	*
BZH, LLC(23)	27,722	27,722	0	*
CC Ventures(24)	198,020	198,020	0	*
Chengqi Liu	99,010	99,010	0	*
Chiron Management Company Limited(25)	2,376,238	1,188,119	0	*
Citium Holdings SPF(26)	1,188,120	1,188,120	0	*
CoinFund Liquid Opportunities LP(27)	859,406	859,406	0	*
Cryptic Venture Partners(28)	594,060	594,060	0	*
Crypto Blockchain Industries, SA(29)	99,010	99,010	0	*
Cyber Citadel(30)	990,100	990,100	0	*
Danny Yang	49,506	49,506	0	*
dao5 capital fund II L.P. (31)	396,040	396,040	0	*
David Namdar(32)	481,332	481,332	0	*
DE SIP LLC(33)	198,020	153,510	0	*
Delta Blockchain Fund LP(34)	396,040	396,040	0	*
Denko Mancheski	297,030	297,030	0	*
Eleven Eleven Algo Cl(35)	198,020	198,020	0	*
Entropy Digital AG(36)	99,010	99,010	0	*
Exinity Limited(37)	990,100	990,100	0	*
Exodus Point Partners Master Fund, LP(38)	1,980,200	1,980,200	0	*
Finality Liquid Opportunities Master Fund Ltd.(39)	49,506	49,506	0	*
For The Tech LLC(40)	39,604	39,604	0	*
G-20 Hermes Advisory Ltd(41)	792,080	872,464	0	*
Galia Benartzi	79,208	79,208	0	*
GAMA DAT IV SPV, LLC(42)	346,536	346,536	0	*
George Bousis	19,802	19,802	0	*
Gluonfield Holdings Limited(43)	2,376,238	2,376,238	0	*
GNT Special Opportunity I LLC(44)	2,156,060	2,156,060	0	*
Goldmount II a series of Allocations 2025 Master LLC(45)	1,581,186	1,581,186	0	*
Goldmount III a series of Allocations 2025 Master LLC(46)	557,340	557,340	0	*
GSR Growth Investments LP(47)	990,100	990,100	0	*
Gundy Co ITF The HGC Fund LP(48)	247,526	247,526	0	*
Guy Benartzi	79,208	79,208	0	*
Hack Seed Fund II LP(49)	198,020	99,010	0	*
Hamble International Inc(50)	198,020	198,020	0	*
Harraden Circle Concentrated, LP(51)	56,122	56,122	0	*
Harraden Circle Investors, LP(52)	176,572	176,572	0	*
Harraden Circle Special Opportunities, LP(53)	113,842	113,842	0	*
Harry Hurst	79,208	79,208	0	*
Hivemind Validation Master Fund, LP(54)	198,020	198,020	0	*
HODL Holdings Inc.(55)	198,020	99,010	0	*
Huddle Park Ltd(56)	198,020	198,020	0	*
Humla Holdings II LLC(57)	79,208	79,208	0	*
Hyla Liquid Venture Fund, LP(58)	19,802	19,802	0	*
Hypersphere Atlas Master Fund Ltd.(59)	792,080	396,040	0	*
Inventive Sino Limited(60)	99,010	99,010	0	*
Ivan Brightly	198,020	198,020	0	*
IVC Advisory Co. Ltd.(61)	297,030	297,030	0	*
Jane Street Global Trading, LLC(62)	396,040	396,040	0	*
Jason Stone	99,010	99,010	0	*
JB-Growth GmbH(63)	792,080	396,040	0	*
Jiajin He(64)	2,376,240	2,099,644	0	*
JL SOF I A Series of Allocations 2025 Master, LLC(65)	495,050	247,525	0	*
Kamal Haider Bangash	297,030	297,030	0	*
Kenetic FO LLC(66)	25,742	25,742	0	*
Lantern Management Fund LP(67)	396,040	396,040	0	*
Layertech Inc(68)	99,010	99,010	0	*
LeadSeven LLC(69)	198,020	198,020	0	*
LTP Equity Opportunities I Limited(70)	1,485,150	742,575	0	*
Luke Wagman(71)	396,040	198,020	0	*
Maelstrom Fund (BVI), Ltd.(72)	99,010	99,010	0	*
Mazel Investors LLC(73)	19,802	19,802	0	*
Merkle Tree Markets Ltd.(74)	792,080	792,080	0	*
Mission Gate LLC(75)	99,010	99,010	0	*
MMCAP International Inc. SPC(76)	1,485,150	1,485,150	0	*
MNNC Capital Digital Asset Opportunities Master Fund, LP(77)	297,030	297,030	0	*
Moonwalker SPV 1 LLC(78)	148,516	148,516	0	*
Nabeel Qadri	297,030	297,030	0	*
Nano Labs Ltd(79)	990,100	695,775	0	*
O&L SPV a series of Allocations 2025 Master, LLC(80)	1,227,724	1,227,724	0	*
Olaf Carlson-Wee	594,060	594,060	0	*
One68 Global Capital, LLC(81)	99,010	99,010	0	*
Orthogonal Thinker Inc.(82)	69,308	34,654	0	*
Palladium Holdings, LLC(83)	350,000	350,000	0	*
Palmas Accelerate SPV LLC a series of Palmas SPV LLC(84)	594,062	594,062	0	*
Pantera Blockchain Fund LP(85)	297,030	297,030	0	*
Pantera DAT Opportunities Master Fund SP(86)	1,485,150	1,485,150	0	*
Pantera Liquid Token Fund LP(87)	198,020	198,020	0	*
Paper Group Inc(88)	990,100	990,100	0	*
Paycase Financial Corp.(89)	39,604	30,554	0	*
Perga Capital Partners, LP(90)	39,604	39,604	0	*
Phiton Ventures, LLC(91)	198,020	198,020	0	*
Pinz Capital Special Opportunities Fund LP(92)	69,308	69,308	0	*
Praneel Patel	396,040	396,040	0	*
Project Alpha B No 2, a series of GCRx Master LLC(93)	380,336	380,336	0	*
Propel Horizon Holdings Limited(94)	1,683,170	1,683,170	0	*
PV Special Opportunity I LLC(95)	2,101,368	2,101,368	0	*
Rajeev Misra	792,080	792,080	0	*
Rashmi Reddy Nalla	99,010	99,010	0	*
RBCH II Ltd.(96)	297,030	297,030	0	*
Republic Digital Opportunistic Digital Assets Master Fund Ltd.(97)	396,040	396,040	0	*
Richard Ma	59,406	59,406	0	*
Richard Rosenblum	99,010	99,010	0	*
RLH Capital LLC(98)	17,822	0	0	*
RLH SPAC Fund LP(99)	19,804	0	0	*
Room40 Capital Partners Master LP(100)	495,050	495,050	0	*
RV III BNCE, LP(101)	792,080	533,277	0	*
Saba Capital Income & Opportunities Fund(102)	60,846	60,846	0	*
Saba Capital Income & Opportunities Fund II(103)	46,684	46,684	0	*
Saba Capital Master Fund, Ltd.(104)	288,510	288,510	0	*
Sanctuary London LLC(105)	1,188,120	1,188,120	0	*
SecondLane BNB Ltd.(106)	396,040	396,040	0	*
Secure Digital Payments Corp.(107)	59,406	59,406	0	*
Sergey Kondrashin(108)	198,020	198,020	0	*
Series F Liquid Opportunities LP(109)	130,692	130,692	0	*
Shay Capital LLC(110)	99,010	99,010	0	*
Simon Peter Smith	198,020	198,020	0	*
SLN Capital Limited(111)	396,040	396,040	0	*
Sternstar LLC(112)	23,762	23,762	0	*
Stratos Liquid Fund LP(113)	396,040	396,040	0	*
10X Capital Partners LLC(114)	640,099	390,099	0	*
10X BNB Cayman Sponsor(115)	2,376,239	0	0	*
TF Investments FZ-LLC(116)	198,020	198,020	0	*
TFP Capital (BVI) Holdings Ltd(117)	495,050	495,050	0	*
TQ Master Fund LP(118)	49,504	0	0	*
V3 Holding Limited(119)	2,970,298	2,970,298	0	*
Vernon Capital, LLC(120)	99,010	99,010	0	*
Vitamin Q Capital Series E LLC(121)	49,506	49,506	0	*
Winone Limited(122)	2,970,298	2,970,298	0	*
Yugana Hana Ltd(123)	13,860	13,860	0	*
YZiLabs Management Ltd.(124)	23,366,341	23,366,341	0	*

(*)	Represents less than 1%.
(†)	Unless otherwise provided, 50% of the shares of Common Stock held with respect to each Selling Stockholder represent shares of Common Stock which may be delivered upon exercise of Stapled Warrants (which are exercisable within 60 days) held by the respective Selling Stockholder.

(1)	Assumes (i) the sale of all shares of Common Stock offered pursuant to this prospectus, (ii) full exercise of all of the Pre-Funded Warrants and the sale of the Pre-Funded Warrant Shares, (iii) full exercise of all of the Strategic Advisor Warrants and the sale of the Strategic Advisor Warrant Shares, and (iv) full exercise of all of the Asset Manager Warrants and the sale of the Asset Manager Warrant Shares.
(2)	Arul Murugan, Managing Director of 11-11 DG Holdings, LLC (“11-11 DG Holdings”), has voting and investment control of the shares held by 11-11 DG Holdings and may be deemed to be the beneficial owner of such shares. Arul Murugan, however, disclaims any beneficial ownership of such securities. The address of 11-11 DG Holdings is 4290 S. Highway 27, Suite 201 Space 3, Clermont, FL 34711.
(3)	Hu Aosong, Director of 99 Capital LP (“99 Capital”), has voting and investment control of the shares held by 99 Capital and may be deemed to be the beneficial owner of such shares. Hu Aosong, however, disclaims any beneficial ownership of such securities. The address of 99 Capital is PO Box 2775, 71 Fort Street, 3rd Floor, Grand Cayman KY1-1111, Cayman Islands.
(4)	Consists of 1,386,139 shares of Common Stock and 1,386,139 shares of Common Stock underlying the Stapled Warrants. The address of Abraham Strategies is 12409 Avenue 419, Orosi, CA 93647-1902.

15

(5)	Omar Yousif, Manager of AD BNB a series of Allocations 2025 Master, LLC (“AD BNB”), has voting and investment control of the shares held by AD BNB and may be deemed to be the beneficial owner of such shares. Omar Yousif, however, disclaims any beneficial ownership of such securities. The address of AD BNB is 1042 E Fort Union Blvd. number 368, Midvale, UT 84047.
(6)	Sanjay Vig, Chief Executive Officer of Al Mal Capital PSC (“Al Mal Capital”), has voting and investment control of the shares held by Al Mal Capital and may be deemed to be the beneficial owner of such shares. Sanjay Vig, however, disclaims any beneficial ownership of such securities. The address of Al Mal Capital is 48 Burj Gate, Downtown Sheikh Zayed Rd., Office 901 PO Box 119930, Dubai, United Arab Emirates. Based on information provided by the Selling Stockholder, Al Mal Capital has sold 61,053 shares of Common Stock. As of the date of this prospectus, Al Mal Capital held 179,047 shares of Common Stock and 240,100 shares of Common Stock underlying the Stapled Warrants, and a maximum of 419,147 shares of Common Stock may be sold by Al Mal Capital pursuant to this prospectus.
(7)	Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P., has voting and investment control of the shares held by Alyeska Master Fund, L.P. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska Master Fund, L.P. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601. Based on information provided by the Selling Stockholder, Alyeska Master Fund, L.P. has sold all 643,565 shares of Common Stock it acquired in the PIPE Offering. As of the date of this prospectus, Alyeska Master Fund, L.P. holds 643,565 shares of Common Stock underlying the Stapled Warrants, and a maximum of 643,565 shares of Common Stock may be sold by Alyeska Master Fund, L.P. pursuant to this prospectus.
(8)	James Chi Kit Ho, Director of Animoca Ventures SPC – Animoca Ventures I, SP (“Animoca Ventures”), has voting and investment control of the shares held by Animoca Ventures and may be deemed to be the beneficial owner of such shares. James Chi Kit Ho, however, disclaims any beneficial ownership of such securities. The address of Animoca Ventures is 28/F Landmark South, 39 Yip Kan Street, Wong Chuk Hang, Hong Kong. Based on information provided by the Selling Stockholder, Animoca Ventures holds 65,517 shares of Common Stock as of the date of this prospectus, following open-market purchases and sales of Common Stock since the PIPE Offering. As of the date of this prospectus, a maximum of 65,517 shares of Common Stock and 99,010 shares of Common Stock underlying the Stapled Warrants, or 164,527 shares of Common Stock in total, may be sold by Animoca Ventures pursuant to this prospectus.
(9)	Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson East Master Fund LP (“Anson”), hold voting and dispositive power over the Common Stock held by Anson. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Each of Mr. Moore, Mr. Kassam and Mr. Nathoo, however, disclaims beneficial ownership of these shares of Common Stock except to the extent of their pecuniary interest therein. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
(10)	Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP, hold voting and dispositive power over the Common Stock held by Anson. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Each of Mr. Moore, Mr. Kassam and Mr. Nathoo, however, disclaims beneficial ownership of these shares of Common Stock except to the extent of their pecuniary interest therein. The principal business address of Anson Investments Master Fund LP is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
(11)	Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson Opportunities Master Fund LP, hold voting and dispositive power over the Common Stock held by Anson. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Each of Mr. Moore, Mr. Kassam and Mr. Nathoo, however, disclaims beneficial ownership of these shares of Common Stock except to the extent of their pecuniary interest therein. The principal business address of Anson Opportunities Master Fund LP is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
(12)	Consists of 693,070 shares of Common Stock and 693,070 shares of Common Stock underlying the Stapled Warrants. The address of Apollo Exchange is 8 The Green, Suite A, Dover, DE 19901, United States.
(13)	Vanessa Grellet and William Wolf, Managing Partners of Arche Capital SPV IV LLC (“Arche Capital”), have voting and investment control of the shares held by Arche Capital and may be deemed to be the beneficial owners of such shares. Each of Vanessa Grellet and William Wolf, however, disclaims any beneficial ownership of such securities. The address of Arche Capital is 2021 Guadalupe Street, Suite 260, Austin, Texas 78705. Between November 17, 2025 and April 22, 2026, Arche Capital distributed in kind to its members an aggregate of 444,925 shares of Common Stock and Stapled Warrants for 45,142 shares of Common Stock, including 40,192 shares of Common Stock and Stapled Warrants for 40,192 shares of Common Stock distributed to G-20 Hermes Advisory Ltd (“G-20 Hermes Advisory”) on April 22, 2026. Based on information provided by the Selling Stockholder, Arche Capital has also sold 296,554 shares of Common Stock between October 7, 2025 and September 23, 2026. As of the date of this prospectus, Arche Capital holds 545,650 shares of Common Stock and 1,241,987 shares of Common Stock underlying the Stapled Warrants, and a maximum of 1,787,637 shares of Common Stock may be sold by Arche Capital pursuant to this prospectus.
(14)	J. Michael Arrington, General Partner of Arrington Moonbeam Growth Fund, LP (“Arrington Moonbeam”), has voting and investment control of the shares held by Arrington Moonbeam and may be deemed to be the beneficial owner of such shares. J. Michael Arrington, however, disclaims any beneficial ownership of such securities. The address of Arrington Moonbeam is 382 NE 191st St, Suite 52895, Miami, FL 33179-3899.
(15)	J. Michael Arrington, Managing Partner of Arrington XRP Capital Fund, LP (“Arrington XRP Capital”), has voting and investment control of the shares held by Arrington XRP Capital and may be deemed to be the beneficial owner of such shares. J. Michael Arrington, however, disclaims any beneficial ownership of such securities. The address of Arrington XRP Capital is 382 NE 191st St, Suite 52895, Miami, FL 33179-3899.
(16)	Gerard Lopez, Director of Beaming Victory Limited (“Beaming Victory”), has voting and investment control of the shares held by Beaming Victory and may be deemed to be the beneficial owner of such shares. Gerard Lopez, however, disclaims any beneficial ownership of such securities. The address of Beaming Victory is 3rd Floor, J&C Building, Road Town, Tortola, British Virgin Islands, VG1110. On November 5, 2025, Beaming Victory transferred Stapled Warrants for 990,100 shares of Common Stock to Garri Zmudze such that following such transfer, Beaming Victory beneficially owned 990,100 shares of Common Stock.
(17)	Robin Tobias Ladow, General Partner of BNB PIPE, L.P. – Series 1 (“BNB PIPE”), has voting and investment control of the shares held by BNB PIPE and may be deemed to be the beneficial owner of such shares. Robin Tobias Ladow, however, disclaims any beneficial ownership of such securities. The address of BNB PIPE is Apartment 10, Villa des Cigognes, 15 Bis Rue Louis Auréglia, 98000 Monaco.
(18)	Darren Dineen has voting and investment control of the shares held by Boolean Investment Holdings Limited (“Boolean Investment”) and may be deemed to be the beneficial owner of such shares. Darren Dineen, however, disclaims any beneficial ownership of such securities. The address of Boolean Investment is Windward 3, Regatta Office Park, PO Box 1350, Grand Cayman KY1-1108, Cayman Islands. On December 18, 2025, Boolean Investment transferred Stapled Warrants for 99,010 shares of Common Stock to Darren Dineen in his individual capacity such that following such transfer, Boolean Investment beneficially owned 99,010 shares of Common Stock.
(19)	David Garcia, Partner of Borderless Multi-Strategy Fund V LP (“Borderless Multi-Strategy Fund V”), has voting and investment control of the shares held by Borderless Multi-Strategy Fund V and may be deemed to be the beneficial owner of such shares. David Garcia, however, disclaims any beneficial ownership of such securities. The address of Borderless Multi-Strategy Fund V is 4290 South Highway 27, Suite 201 Space 3, Clermont, FL 34711.

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(20)	Edward M. Breed Jr., Principal of the GP of Breed Fund II, LP (“Breed Fund II”), has voting and investment control of the shares held by Breed Fund II and may be deemed to be the beneficial owner of such shares. Edward M. Breed Jr., however, disclaims any beneficial ownership of such securities. The address of Breed Fund II is 508 Castania Ave, Coral Gables, FL 33146.
(21)	The address of Broocknell Holdings Limited (“Broocknell Holdings”) is 1 Poseidonos Str, Ledra Business Centre, Egkomi, CY-2406, Nicosia, Cyprus. On October 30, 2025, Broocknell Holdings transferred Stapled Warrants for 693,070 shares of Common Stock to Columbus Holdings such that following such transfer, Broocknell Holdings beneficially owned 693,070 shares of Common Stock.
(22)	William Rose of BTG Pactual Absolute Return Master Fund LP (“BTG Pactual”) has voting and investment control of the shares held by BTG Pactual and may be deemed to be the beneficial owner of such shares. William Rose, however, disclaims any beneficial ownership of such securities. The address of BTG Pactual is 601 Lexington Ave, 57th Floor, New York, NY 10022.
(23)	Neil Harounian, President of BZH, LLC (“BZH”), has voting and investment control of the shares held by BZH and may be deemed to be the beneficial owner of such shares. Neil Harounian, however, disclaims any beneficial ownership of such securities. The address of BZH is 30 N. Gould St. Ste. N., Sheridan, WY 82801.
(24)	Xiyan Sun, Director of CC Ventures (“CC Ventures”), has voting and investment control of the shares held by CC Ventures and may be deemed to be the beneficial owner of such shares. Xiyan Sun, however, disclaims any beneficial ownership of such securities. The address of CC Ventures is 122 Mary Street, George Town, Grand Cayman, KYI 1206.
(25)	Grigori Fishman, Director of Chiron Management Company Limited (“Chiron Management”), has voting and investment control of the shares held by Chiron Management and may be deemed to be the beneficial owner of such shares. Grigori Fishman, however, disclaims any beneficial ownership of such securities. The address of Chiron Management is 13/F Building 162 Queen’s Road Central, Hong Kong. On October 28, 2025, Chiron Management transferred Stapled Warrants for 1,188,119 shares of Common Stock to HealthSensus HK Limited such that following such transfer, Chiron Management beneficially owned 1,188,119 shares of Common Stock.
(26)	Eli Zakirov, the natural control person of Citium Holdings SPF (“Citium Holdings”), has voting and investment control of the shares held by Citium Holdings and may be deemed to be the beneficial owner of such shares. Eli Zakirov, however, disclaims any beneficial ownership of such securities. The address of Citium Holdings is Hertfordshire Golf & Country Club, Broxbournebury Mansion, White Stubbs Lane, Broxbourne EN10 7PY, United Kingdom.
(27)	Seth Ginns, Managing Member of CoinFund Liquid Opportunities GP LLC, the General Partner of CoinFund Liquid Opportunities LP (“CoinFund”), has voting and investment control of the shares held by CoinFund and may be deemed to be the beneficial owner of such shares. Seth Ginns, however, disclaims any beneficial ownership of such securities. The address of CoinFund is 5 Bryant Park, Suite 1003, New York, NY 10018.
(28)	George Kikvadze, the natural control person of Cryptic Venture Partners (“Cryptic Venture”), has voting and investment control of the shares held by Cryptic Venture and may be deemed to be the beneficial owner of such shares. George Kikvadze, however, disclaims any beneficial ownership of such securities. The address of Cryptic Venture is Main Street 556, Charlestown, Saint Kitts and Nevis.
(29)	Frédéric Chesnais, Chief Executive Officer of Crypto Blockchain Industries, SA (“Crypto Blockchain Industries”), has voting and investment control of the shares held by Crypto Blockchain Industries and may be deemed to be the beneficial owner of such shares. Frédéric Chesnais, however, disclaims any beneficial ownership of such securities. The address of Crypto Blockchain Industries is 38 rue de Berri, 75008 Paris, France.
(30)	Konstantin Lomashuk, Petrus Dorfling Basson, Oliver Tuke Bell, and Aleksei Mikhailov, directors of Cyber Citadel (“Cyber Citadel Directors”), have voting and investment control of the shares held by Cyber Citadel and may be deemed to be the beneficial owner of such shares. The Cyber Citadel Directors, however, disclaim any beneficial ownership of such securities. The address of Cyber Citadel is P.O. Box 2775, 71 Fort St, 3rd Floor, George Town, Grand Cayman, KY1-1111, Cayman Islands.
(31)	Tekin Salimi, Director of dao5 capital fund II L.P. (“dao5 Capital Fund II”), has voting and investment control of the shares held by dao5 Capital Fund II and may be deemed to be the beneficial owner of such shares. Tekin Salimi, however, disclaims any beneficial ownership of such securities. The address of dao5 Capital Fund II is Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.
(32)	David Namdar was the Chief Executive Officer of the Company between August 5, 2025 and July 22, 2026.
(33)	Kyle Powers, Manager of DE SIP LLC (“DE SIP”), has voting and investment control of the shares held by DE SIP and may be deemed to be the beneficial owner of such shares. Kyle Powers, however, disclaims any beneficial ownership of such securities. The address of DE SIP is 151 Calle de San Francisco, STE 200 PMB 5534, San Juan, PR 00901. Based on information provided by the Selling Stockholder, DE SIP sold 44,510 shares of Common Stock acquired in the PIPE Offering between February 5, 2026 and September 25, 2026. As of the date of this prospectus, DE SIP holds 54,500 shares of Common Stock acquired in the PIPE Offering and 99,010 shares of Common Stock underlying the Stapled Warrants, and a maximum of 153,510 shares of Common Stock may be sold by DE SIP pursuant to this prospectus
(34)	Kavita Gupta, General Partner of Delta Blockchain Fund LP (“Delta Blockchain”), has voting and investment control of the shares held by Delta Blockchain and may be deemed to be the beneficial owner of such shares. Kavita Gupta, however, disclaims any beneficial ownership of such securities. The address of Delta Blockchain is 888 Brickell Key Drive, Suite 511, Miami, FL 33131.
(35)	Arul Murugan, Managing Director of Eleven Eleven Algo Cl (“Eleven Eleven Algo”), has voting and investment control of the shares held by Eleven Eleven Algo and may be deemed to be the beneficial owner of such shares. Arul Murugan, however, disclaims any beneficial ownership of such securities. The address of Eleven Eleven Algo is Floor 4, Willow House, Cricket Square, Grand Cayman KY1 9010, Cayman Islands.

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(36)	Gratian Schindler, director of Entropy Digital AG (“Entropy Digital”), has voting and investment control of the shares held by Entropy Digital and may be deemed to be the beneficial owner of such shares. Gratian Schindler, however, disclaims any beneficial ownership of such securities. The address of Entropy Digital is Baarerstrasse 141, 6300 Zug, Switzerland.
(37)	Andrey Dashin and Olga Rybalkina, the natural control persons of Exinity Limited (“Exinity”), have voting and investment control of the shares held by Exinity and may be deemed to be the beneficial owners of such shares. Each of Andrey Dashin and Olga Rybalkina, however, disclaims any beneficial ownership of such securities. The address of Exinity is 5th Floor, NEX Tower, Rue Du Savoir, Cybercity, 72201 Ebene, Republic of Mauritius.
(38)	Michael Gelband and Hyung Lee, the natural control persons of ExodusPoint Partners Master Fund, LP (“ExodusPoint”), have voting and investment control of the shares held by ExodusPoint and may be deemed to be the beneficial owners of such shares. Each of Michael Gelband and Hyung Lee, however, disclaims any beneficial ownership of such securities. The address of ExodusPoint is 65 E 55th St, New York, NY 10022.
(39)	David Grider, Director of Finality Liquid Opportunities Master Fund Ltd. (“Finality Liquid Opportunities”), has voting and investment control of the shares held by Finality Liquid Opportunities and may be deemed to be the beneficial owner of such shares. David Grider, however, disclaims any beneficial ownership of such securities. The address of Finality Liquid Opportunities is 9903 S. Santa Monica Blvd., #2900, Beverly Hills, CA 90212.
(40)	Alexander Ruthizer, Manager of For The Tech LLC (“For The Tech”), has voting and investment control of the shares held by For The Tech and may be deemed to be the beneficial owner of such shares. Alexander Ruthizer, however, disclaims any beneficial ownership of such securities. The address of For The Tech is 1309 Coffeen Ave, Ste 1200 Sheridan, WY 82801.
(41)	Nagendra Bhargava Bharatula, Director of G-20 Hermes Advisory, has voting and investment control of the shares held by G-20 Hermes Advisory and may be deemed to be the beneficial owner of such shares. Nagendra Bhargava Bharatula, however, disclaims any beneficial ownership of such securities. The address of G-20 Hermes Advisory is Luna Tower, Waterfront Drive, Road Town, Tortola, VG1110, British Virgin Islands. On April 22, 2026, Arche Capital, of which G-20 Hermes Advisory is a member, distributed in kind to G-20 Hermes Advisory 40,192 shares of Common Stock and Stapled Warrants for 40,192 shares of Common Stock. Based on information provided by G-20 Hermes Advisory in connection with the PIPE Offering and the Company’s records of that distribution, G-20 Hermes Advisory beneficially owns 872,464 shares of Common Stock.
(42)	Graticule Asia Macro Advisors LLC (“GAMA”) serves as the investment manager to GAMA DAT IV SPV, LLC (“GAMA DAT IV”). Adam Jason Levinson is the Chief Investment Officer of GAMA and, in such capacity, holds voting and investment power over the shares held by GAMA DAT IV. Accordingly, GAMA and Mr. Levinson may each be deemed to be the beneficial owner of the shares held by GAMA DAT IV. Each of GAMA and Mr. Levinson, however, disclaims beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address of GAMA DAT IV is c/o 1 Wallich Street, 16-03, Singapore 078881.
(43)	Grigori Fishman, Director of Gluonfield Holdings Limited (“Gluonfield Holdings”), has voting and investment control of the shares held by Gluonfield Holdings and may be deemed to be the beneficial owner of such shares. Grigori Fishman, however, disclaims any beneficial ownership of such securities. The address of Gluonfield Holdings is 3rd Floor Genesis Building, Genesis Close, George Town, PO Box 498, Grand Cayman KY1-1106, Cayman Islands.
(44)	GNT Special Opportunity I LLC, a Delaware limited liability company (“GNT Special”), is the registered shareholder of these shares. GNT GP LLC, a Delaware limited liability company (“GNT GP”), is the sole manager of GNT Special, and Gideon Daitz, Tomas Pacak and Nabeel Qadri are the managers of GNT GP. As such, GNT GP and each of Messrs. Daitz, Pacak and Qadri may be deemed to share beneficial ownership of these shares with GNT Special. However, each of Messrs. Daitz, Pacak and Qadri disclaims beneficial ownership of these shares. The address of GNT Special is 201 California St, Ste 350, San Francisco, CA 94111-5038.
(45)	Kingsley Advani, Managing Member of Goldmount II, a series of Allocations 2025 Master LLC (“Goldmount II”), has voting and investment control of the shares held by Goldmount II and may be deemed to be the beneficial owner of such shares. Kingsley Advani, however, disclaims any beneficial ownership of such securities. The address of Goldmount II is 382 NE 191st St PMB 88102, Miami, Florida 33179-3899.
(46)	Kingsley Advani, Managing Member of Goldmount III a series of Allocations 2025 Master LLC (“Goldmount III”), has voting and investment control of the shares held by Goldmount III and may be deemed to be the beneficial owner of such shares. Kingsley Advani, however, disclaims any beneficial ownership of such securities. The address of Goldmount III is 382 NE 191st St PMB 88102, Miami, Florida 33179-3899.

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(47)	Thi Quynh Ho, the natural control person of GSR Growth Investments LP (“GSR Growth Investments”), has voting and investment control of the shares held by GSR Growth Investments and may be deemed to be the beneficial owner of such shares. Thi Quynh Ho, however, disclaims any beneficial ownership of such securities. The address of GSR Growth Investments is c/o Zedra Booths Hall, Booths Park 3, Chelford Road, Knutsford, Cheshire, United Kingdom, WA16 8GS.
(48)	Sean Kallir, the Chief Executive Officer and Portfolio Manager of HGC Investment Management Inc, the investment manager of The HGC Fund LP (“HGC”), has voting and investment control of such shares, and may be deemed to be the beneficial owner of such shares. Sean Kallir, however, disclaims any beneficial ownership of such securities. The address of HGC is 1027 Yonge St, Suit 301, Toronto, ON, Canada, M4W 2K9.
(49)	Alexander Pack, the natural control person of Hack Seed Fund II LP (“Hack Seed Fund II”), has voting and investment control of the shares held by Hack Seed Fund II and may be deemed to be the beneficial owner of such shares. Alexander Pack, however, disclaims any beneficial ownership of such securities. The address of Hack Seed Fund II is Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands. Based on information provided by the Selling Stockholder, Hack Seed Fund II sold all 99,010 shares of Common Stock it acquired in the PIPE Offering between October 23, 2025 and November 18, 2025. As of the date of this prospectus, Hack Seed Fund II holds 99,010 shares of Common Stock underlying the Stapled Warrants, and a maximum of 99,010 shares of Common Stock may be sold by Hack Seed Fund II pursuant to this prospectus.
(50)	Trevor Koverko, through his ownership of TDK Cashflow Ltd, has voting and investment control over Hamble International Inc. (“Hamble International”), which has voting and investment control over the shares of Common Stock held by Hamble International. Mr. Koverko and TDK Cashflow Ltd may be deemed the beneficial owners of such shares of Common Stock. The address of Hamble International is Suite 1, Ground Floor, The Financial Services Centre Bishop’s Court Hill Street Michael BB14004, Barbados.
(51)	Frederick V. Fortmiller, Jr., Managing Member of Harraden Circle Concentrated, LP (“Harraden Circle Concentrated”), has voting and investment control of the shares held by Harraden Circle Concentrated and may be deemed to be the beneficial owner of such shares. Frederick V. Fortmiller, Jr., however, disclaims any beneficial ownership of such securities. The address of Harraden Circle Concentrated is 299 Park Avenue, 21st Floor, New York, NY 10171.
(52)	Frederick V. Fortmiller, Jr., Managing Member of Harraden Circle Investors, LP (“Harraden Circle Investors”), has voting and investment control of the shares held by Harraden Circle Investors and may be deemed to be the beneficial owner of such shares. Frederick V. Fortmiller, Jr., however, disclaims any beneficial ownership of such securities. The address of Harraden Circle Investors is 299 Park Avenue, 21st Floor, New York, NY 10171.
(53)	Frederick V. Fortmiller, Jr., Managing Member of Harraden Circle Special Opportunities, LP (“Harraden Circle Special Opportunities”), has voting and investment control of the shares held by Harraden Circle Special Opportunities and may be deemed to be the beneficial owner of such shares. Frederick V. Fortmiller, Jr., however, disclaims any beneficial ownership of such securities. The address of Harraden Circle Special Opportunities is 299 Park Avenue, 21st Floor, New York, NY 10171.
(54)	Hivemind Validation QOZ GP is the general partner of Hivemind Validation Master Fund. Hivemind Capital Partners, LLC (“HCP”) is the investment manager of Hivemind Validation Master Fund. HCP’s voting and investment decisions are made by an investment committee comprised of Yechuan Zhang, Jake Greenstein and Emmanuel Vallod (the “Investment Committee Members”). Each of Hivemind Validation QOZ GP, HCP and the Investment Committee Members, however, disclaims beneficial ownership of the securities listed above held by Hivemind Validation Master Fund, except to the extent of pecuniary interest therein. The address of Hivemind Validation Master Fund is c/o Hivemind Capital Partners, LLC, 315 Park Avenue South, 4th Floor, New York, NY 10010.
(55)	Bradley Mills, President of HODL Holdings Inc. (“HODL Holdings”), has voting and investment control of the shares held by HODL Holdings and may be deemed to be the beneficial owner of such shares. Bradley Mills, however, disclaims any beneficial ownership of such securities. The address of HODL Holdings is 161-62 Frank Street, Strathroy, Ontario, Canada N7G 1T7. Based on information provided by the Selling Stockholder, HODL Holdings has sold all 99,010 shares of Common Stock it acquired in the PIPE Offering. As of the date of this prospectus, HODL Holdings holds 99,010 shares of Common Stock underlying the Stapled Warrants, and a maximum of 99,010 shares of Common Stock may be sold by HODL Holdings pursuant to this prospectus.
(56)	Fiducia Trustees Ltd, the sole director of Huddle Park Ltd (“Huddle Park”), has voting and investment control of the shares held by Huddle Park, the underlying company of an irrevocable and non-discretionary trust. The address of Huddle Park is 11 Habarzel Street, Tel Aviv, Israel, 6971017.
(57)	Gregory Carson, Chief Executive Officer of Humla Holdings II LLC (“Humla Holdings”), formerly registered as Humla Ventures on behalf of TBD, SPV, has voting and investment control of the shares held by Humla Holdings and may be deemed to be the beneficial owner of such shares. Gregory Carson, however, disclaims any beneficial ownership of such securities. The address of Humla Holdings is 151C San Francisco Mall, Suite 201, San Juan, PR 00901. The securities held by this Selling Stockholder were re-registered in the name of Humla Holdings II LLC on September 30, 2025.
(58)	Andrew Hoppin, Manager and Co-Chief Investment Officer of Hyla Liquid Venture Fund, LP (“Hyla Liquid Venture Fund”), has voting and investment control of the shares held by Hyla Liquid Venture Fund and may be deemed to be the beneficial owner of such shares. Andrew Hoppin, however, disclaims any beneficial ownership of such securities. The address of Hyla Liquid Venture Fund is 1721 Broadway, Suite 201, Oakland, CA 94602.

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(59)	Hypersphere Atlas Management Ltd. has voting and investment control over the shares held by Hypersphere Atlas Master Fund Ltd. The address of record is Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, George Town, Grand Cayman KY1-1002, Cayman Islands. Based on information provided by the Selling Stockholder, Hypersphere Atlas Master Fund Ltd. has sold all 396,040 shares of Common Stock it acquired in the PIPE Offering, with the sales completed on or before September 26, 2025. As of the date of this prospectus, Hypersphere Atlas Master Fund Ltd. holds 396,040 shares of Common Stock underlying the Stapled Warrants, and a maximum of 396,040 shares of Common Stock may be sold by Hypersphere Atlas Master Fund Ltd. pursuant to this prospectus
(60)	Zhenhua Wang, the natural control person of Inventive Sino Limited (“Inventive Sino”), has voting and investment control of the shares held by Inventive Sino and may be deemed to be the beneficial owner of such shares. Zhenhua Wang, however, disclaims any beneficial ownership of such securities. The address of Inventive Sino is 1005, 10/F, ICBC Tower 3 Garden Road, Central, Hong Kong.
(61)	Akio Tanaka, Director of IVC Advisory Co. Ltd. (“IVC Advisory”), has voting and investment control of the shares held by IVC Advisory and may be deemed to be the beneficial owner of such shares. Akio Tanaka, however, disclaims any beneficial ownership of such securities. The address of IVC Advisory is 1F, No. 24, Alley 2, Lane 397, Mingshui Road, Zhongshan District, Taipei City, Taiwan 10491.
(62)	Turner Batty and Matthew Berger, the natural control persons of Jane Street Global Trading, LLC (“Jane Street”), have voting and investment control of the shares held by Jane Street and may be deemed to be the beneficial owners of such shares. Each of Turner Batty and Matthew Berger, however, disclaims any beneficial ownership of such securities. The address of Jane Street is 250 Vesey Street, 3rd Floor, New York, NY 10281.
(63)	Jan Beckers, Dr. Fritz Schuchmann and Peter Wibbe, respectively, the Sole Shareholder and the Managing Directors of JB-Growth GmbH (“JB-Growth”), have voting and investment control of the shares held by JB-Growth and may be deemed to be the beneficial owners of such shares. Each of Jan Beckers, Dr. Fritz Schuchmann and Peter Wibbe, however, disclaims any beneficial ownership of such securities. The address of JB-Growth is Attilastrasse 18, 12529 Schoenefeld, Germany. Based on information provided by the Selling Stockholder, JB-Growth sold all 396,040 shares of Common Stock it acquired in the PIPE Offering between October 17, 2025 and November 26, 2025. As of the date of this prospectus, JB-Growth holds 396,040 shares of Common Stock underlying the Stapled Warrants, and a maximum of 396,040 shares of Common Stock may be sold by JB-Growth pursuant to this prospectus.
(64)	Based on information provided by the Selling Stockholder and the Schedule 14A filed by YZiLabs with the SEC on January 8, 2026, Ms. He sold 276,596 shares of Common Stock between October 9, 2025 and November 5, 2025, in each case pursuant to this prospectus. As of the date of this prospectus, Ms. He holds 911,524 shares of Common Stock and 1,188,120 shares of Common Stock underlying the Stapled Warrants, and a maximum of 2,099,644 shares of Common Stock may be sold by Ms. He. Ms. He is a General Partner of YZiLabs. The address of Ms. He is 2nd Floor Water’s Edge Building, PO Box 2429 Wickhams Cay II, Road Town, Tortola, VG 1110, British Virgin Islands.
(65)	Timothy Chen, Manager of JL SOF I A Series of Allocations 2025 Master, LLC (“JL SOF I”), has voting and investment control of the shares held by JL SOF I and may be deemed to be the beneficial owner of such shares. Timothy Chen, however, disclaims any beneficial ownership of such securities. The address of JL SOF I is 1250 Ponce De Leon Ave, Ste 301, PMB 2033, San Juan, Puerto Rico, 00907. Based on information provided by the Selling Stockholder, JL SOF I sold all 247,525 shares of Common Stock it acquired in the PIPE Offering on September 22, 2025. As of the date of this prospectus, JL SOF I holds 247,525 shares of Common Stock underlying the Stapled Warrants, and a maximum of 247,525 shares of Common Stock may be sold by JL SOF I pursuant to this prospectus.
(66)	Jeannie Vu, President of Kenetic FO LLC (“Kenetic FO”), has voting and investment control of the shares held by Kenetic FO and may be deemed to be the beneficial owner of such shares. Jeannie Vu, however, disclaims any beneficial ownership of such securities. The address of Kenetic FO is 53 Calle Las Palmeras, Ste 903, San Juan, PR 00901.
(67)	Lantern Management Fund GP (“Lantern GP”) is the general partner of Lantern Management Fund LP (“Lantern LP”). Voting and investment decisions with respect to the securities held by Lantern LP are made by the investment committee of Lantern GP, which is comprised of three members and acts by majority vote. The principal address of the foregoing entities is CO SERVICES CAYMAN LIMITED, Willow House, Cricket Square, Grand Cayman KY1 1001, Cayman Islands.
(68)	Chen Jiaxiao, Director of Layertech Inc. (“Layertech”), has voting and investment control of the shares held by Layertech and may be deemed to be the beneficial owner of such shares. Chen Jiaxiao, however, disclaims any beneficial ownership of such securities. The address of Layertech is Intershore Chambers, Road Town, Tortola, British Virgin Islands.
(69)	Lee Pennington, Partner of LeadSeven LLC (“LeadSeven”), has voting and investment control of the shares held by LeadSeven and may be deemed to be the beneficial owner of such shares. Lee Pennington, however, disclaims any beneficial ownership of such securities. The address of LeadSeven is 704 N King St. Ste 500, Wilmington, DE 19801.
(70)	Qi Yang, Director of LTP Equity Opportunities I Limited (“LTP Equity Opportunities”), has voting and investment control of the shares held by LTP Equity Opportunities and may be deemed to be the beneficial owner of such shares. Qi Yang, however, disclaims any beneficial ownership of such securities. The address of LTP Equity Opportunities is 9 Battery Road, #09-01 MYP Centre, Singapore 049910. Based on information provided by the Selling Stockholder, LTP Equity Opportunities sold all 742,575 shares of Common Stock it acquired in the PIPE Offering between June 4, 2026 and June 15, 2026. As of the date of this prospectus, LTP Equity Opportunities holds 742,575 shares of Common Stock underlying the Stapled Warrants, and a maximum of 742,575 shares of Common Stock may be sold by LTP Equity Opportunities pursuant to this prospectus.
(71)	Based on information provided by the Selling Stockholder, Mr. Wagman has sold all 198,020 shares of Common Stock he acquired in the PIPE Offering. As of the date of this prospectus, Mr. Wagman holds 198,020 shares of Common Stock underlying the Stapled Warrants, and a maximum of 198,020 shares of Common Stock may be sold by Mr. Wagman pursuant to this prospectus.
(72)	Arthur Hayes, Director of Maelstrom Fund (BVI), Ltd. (“Maelstrom Fund”), has voting and investment control of the shares held by Maelstrom Fund and may be deemed to be the beneficial owner of such shares. Arthur Hayes, however, disclaims any beneficial ownership of such securities. The address of Maelstrom Fund is G/F U Lam Court, 5 U Lam Terrace, Hong Kong.
(73)	Elias Taeid, as sole trustee of the Elias Taeid 2021 JKT Family Trust, the Managing Member of Mazel Investors LLC (“Mazel Investors”), has voting and investment control of the shares held by Mazel Investors and may be deemed to be the beneficial owner of such shares. Elias Taeid, however, disclaims any beneficial ownership of such securities. The address of Mazel Investors is 40 Curtermill Road, Suite 503, Great Neck, NY 11021.
(74)	Merkle Tree Markets Ltd. (“Merkle Tree Markets”) is a wholly-owned subsidiary of Blockchain.com Group Holdings, Inc. (“Blockchain.com”). Simon Peter Smith, Chief Executive Officer of Blockchain.com, has voting and investment control of the shares held by Merkle Tree Markets and may be deemed to be the beneficial owner of such shares. Simon Peter Smith, however, disclaims any beneficial ownership of such securities. The address of Merkle Tree Markets is 2nd Floor, Water’s Edge Building, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

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(75)	Marina Ramazashvili, Director of Mission Gate LLC (“Mission Gate”), has voting and investment control of the shares held by Mission Gate and may be deemed to be the beneficial owner of such shares. Marina Ramazashvili, however, disclaims any beneficial ownership of such securities. The address of Mission Gate LLC is Quijano Chambers, P.O. Box 3159, Road Town, Tortola, British Virgin Islands.
(76)	Matthew MacIsaac, Secretary of MM Asset Management Inc. Investment Advisor to MMCAP International Inc. SPC (“MMCAP”), has voting and investment control of the shares held by MMCAP and may be deemed to be the beneficial owner of such shares. Matthew MacIsaac, however, disclaims any beneficial ownership of such securities. The address of MMCAP is Mourant Governance Service (Cayman) Ltd, 94 Solaris Ave, Camana Bay BO 1348, Grand Cayman, Cayman Islands KY1-1108.
(77)	Shiliang Tang, Chief Executive Officer of MNNC Capital Digital Asset Opportunities Master Fund, LP (“MNNC Capital”), has voting and investment control of the shares held by MNNC Capital and may be deemed to be the beneficial owner of such shares. Shiliang Tang, however, disclaims any beneficial ownership of such securities. The address of MNNC Capital is MNNC Group LLC, 525 Washington Blvd, Third Floor, Jersey City, NJ 07310.
(78)	Tatiana Koffman, Manager of Moonwalker SPV 1 LLC (“Moonwalker SPV 1”), has voting and investment control of the shares held by Moonwalker SPV 1 and may be deemed to be the beneficial owner of such shares. Tatiana Koffman, however, disclaims any beneficial ownership of such securities. The address of Moonwalker SPV 1 is 2093 Philadelphia Pike #9690, Claymont, DE 19703.
(79)	Jianping Kong, Chairman of the board of directors of Nano Labs Ltd (“Nano Labs”), has voting and investment control of the shares held by Nano Labs and may be deemed to be the beneficial owner of such shares. Jianping Kong, however, disclaims any beneficial ownership of such securities. The address of Nano Labs is China Yuangu Hanggang Technology Building, 509 Qianjiang Road, Shangcheng District, Hangzhou, Zhejiang, People’s Republic of China. Based on information provided by the Selling Stockholder, Nano Labs sold 294,325 shares of Common Stock beginning March 2, 2026. As of the date of this prospectus, Nano Labs holds 200,725 shares of Common Stock and 495,050 shares of Common Stock underlying the Stapled Warrants, and a maximum of 695,775 shares of Common Stock may be sold by Nano Labs pursuant to this prospectus.
(80)	Yang Linke, Manager of O&L SPV, a series of Allocations 2025 Master, LLC (“O&L SPV”), has voting and investment control of the shares held by O&L SPV and may be deemed to be the beneficial owner of such shares. Yang Linke, however, disclaims any beneficial ownership of such securities. The address of O&L SPV is 1042 E Fort Union Blvd, Number 368, Midvale, UT 84047.
(81)	Nancy Oh, Portfolio Manager of One68 Global Capital, LLC (“One68 Global Capital”), has voting and investment control of the shares held by One68 Global Capital and may be deemed to be the beneficial owner of such shares. Nancy Oh, however, disclaims any beneficial ownership of such securities. The address of One68 Global Capital is 280 Park Ave, 5th Floor, New York, NY 10017.
(82)	David Nikzad, Chief Executive Officer of Orthogonal Thinker Inc. (“Orthogonal Thinker”), has voting and investment control of the shares held by Orthogonal Thinker and may be deemed to be the beneficial owner of such shares. David Nikzad, however, disclaims any beneficial ownership of such securities. The address of Orthogonal Thinker Inc. is 1215 South Kihei Rd., Suite O #424, Kihei, HI 96753. Based on information provided by the Selling Stockholder, Orthogonal Thinker sold all 34,654 shares of Common Stock it acquired in the PIPE Offering on January 5, 2026. As of the date of this prospectus, Orthogonal Thinker holds 34,654 shares of Common Stock underlying the Stapled Warrants, and a maximum of 34,654 shares of Common Stock may be sold by Orthogonal Thinker pursuant to this prospectus.
(83)	Consists of 350,000 shares of Common Stock underlying the Asset Manager Warrants. Joel Padowitz, Managing Member of Palladium Holdings, LLC (“Palladium Holdings”), has voting and investment control of the shares held by Palladium Holdings and may be deemed to be the beneficial owner of such shares. Joel Padowitz, however, disclaims any beneficial ownership of such securities. The address of Palladium Holdings is 152 West 57th Street, 24th Floor, New York, NY 10019.
(84)	Jeannie Vu, Manager of Palmas Accelerate SPV LLC, a series of Palmas SPV LLC (“Palmas Accelerate SPV”), has voting and investment control of the shares held by Palmas Accelerate SPV and may be deemed to be the beneficial owner of such shares. Jeannie Vu, however, disclaims any beneficial ownership of such securities. The address of Palmas Accelerate SPV is 53 Calle Las Palmeras Ste 903, San Juan, PR 00901.
(85)	Pantera Blockchain Fund LP is under management by Pantera Capital Partners LP (“PCP LP”). PCP LP serves as Investment Advisor to Pantera Blockchain Fund LP and has control and discretion over the shares held by Pantera Blockchain Fund LP. As such, PCP LP may be deemed the beneficial owner of the shares held by Pantera Blockchain Fund LP. PCP LP disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. The address of Pantera Blockchain Fund LP is 600 Montgomery Street, San Francisco, CA 94111.
(86)	Pantera DAT Opportunities Master Fund SP is under management by PCP LP. PCP LP serves as Investment Advisor to Pantera DAT Opportunities Master Fund SP and has control and discretion over the shares held by Pantera DAT Opportunities Master Fund SP. As such, PCP LP may be deemed the beneficial owner of the shares held by Pantera DAT Opportunities Master Fund SP. PCP LP disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. The address of Pantera DAT Opportunities Master Fund SP is 600 Montgomery Street, San Francisco, CA 94111.

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(87)	Pantera Liquid Token Fund LP is under management by PCP LP. PCP LP serves as Investment Advisor to Pantera Liquid Token Fund LP and has control and discretion over the shares held by Pantera Liquid Token Fund LP. As such, PCP LP may be deemed the beneficial owner of the shares held by Pantera Liquid Token Fund LP. PCP LP disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. The address of Pantera Liquid Token Fund LP is 600 Montgomery Street, San Francisco, CA 94111.
(88)	Daniel Chaudhry, Director of Paper Group Inc (“Paper Group”), has voting and investment control of the shares held by Paper Group and may be deemed to be the beneficial owner of such shares. Daniel Chaudhry, however, disclaims any beneficial ownership of such securities. The address of Paper Group is Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, VG 1110, British Virgin Islands.
(89)	Joseph Weinberg, Director of Paycase Financial Corp. (“Paycase Financial”), has voting and investment control of the shares held by Paycase Financial and may be deemed to be the beneficial owner of such shares. Joseph Weinberg, however, disclaims any beneficial ownership of such securities. The address of Paycase Financial is 3080 Yonge Street, Suite 6060, Toronto, ON M4N 3N1. Based on information provided by the Selling Stockholder, Paycase Financial sold 9,050 shares of Common Stock in open-market transactions, consisting of 3,000 shares on September 10, 2026, 4,250 shares on September 11, 2026, and 1,800 shares on October 22, 2026. As of the date of this prospectus, Paycase Financial holds 10,752 shares of Common Stock and 19,802 shares of Common Stock underlying the Stapled Warrants, and a maximum of 30,554 shares of Common Stock may be sold by Paycase Financial pursuant to this prospectus.
(90)	Consists of 19,802 shares of Common Stock and 19,802 shares of Common Stock underlying the Stapled Warrants. The address of Perga Capital is 1000 Biscayne Blvd #1501, Miami, FL 33132.
(91)	Philippe Bekhazi, Chief Executive Officer of Phiton Ventures, LLC (“Phiton Ventures”), has voting and investment control of the shares held by Phiton Ventures and may be deemed to be the beneficial owner of such shares. The address of Phiton Ventures is 2955 NE 7th Ave, Miami, FL 33137.
(92)	Matthew Pinz, Chief Investment Officer and Managing Member of Pinz Capital Special Opportunities Fund LP (“Pinz Capital”), has voting and investment control of the shares held by Pinz Capital and may be deemed to be the beneficial owner of such shares. Matthew Pinz, however, disclaims any beneficial ownership of such securities. The address of Pinz Capital is 27 Hospital Road, George Town, Grand Cayman, KY1-9008.
(93)	Erlisa Zherka, Manager of Project Alpha B No 2, a series of GCRx Master LLC (“Project Alpha B No 2”), has voting and investment control of the shares held by Project Alpha B No 2 and may be deemed to be the beneficial owner of such shares. Erlisa Zherka, however, disclaims any beneficial ownership of such securities. The address of Project Alpha B No 2 is 2290, 1007 N Orange St. 4th Floor, Wilmington, DE, New Castle, US, 19801.
(94)	Peter Wong, Director of Propel Horizon Holdings Limited (“Propel Horizon”), has voting and investment control of the shares held by Propel Horizon and may be deemed to be the beneficial owner of such shares. Peter Wong, however, disclaims any beneficial ownership of such securities. The address of Propel Horizon is Suite 3308, 33/F, Champion Tower, 3 Garden Road, Central, Hong Kong.
(95)	PV Special Opportunity I LLC, a Delaware limited liability company (“PV Special”), is the registered shareholder of these shares. GNT GP is the sole manager of PV Special, and each of Gideon Daitz, Tomas Pacak, and Nabeel Qadri are the managers of GNT GP. As such, GNT GP and each of Messrs. Daitz, Pacak, and Qadri may be deemed to share beneficial ownership of these shares with PV Special. However, each of Messrs. Daitz, Pacak, and Qadri disclaims beneficial ownership of these shares. The address of PV Special is 201 California St, Ste 350, San Francisco, CA 94111-5038.
(96)	Viktor Fischer and Jakub Havrlant, the natural control persons of RBCH II Ltd. (“RBCH II”), have voting and investment control of the shares held by RBCH II and may be deemed to be the beneficial owners of such shares. Each of Viktor Fischer and Jakub Havrlant, however, disclaims any beneficial ownership of such securities. The address of RBCH II is c/o Blockad s.r.o., Generála Píky 430/26, Dejvice, 160 00, Prague, Czech Republic.
(97)	Republic Digital Fund Manager LLC (“Republic Digital”) serves as the investment manager to Republic Digital Opportunistic Digital Assets Master Fund, Ltd. (“Republic Digital Master Fund”). Joseph Naggar is the Chief Executive Officer and Chief Investment Officer of Republic Digital and, in such capacity, holds voting and investment power over the shares held by the Republic Digital Master Fund. Accordingly, Republic Digital and Mr. Naggar may each be deemed to be the beneficial owner of the shares held by Republic Digital Master Fund. Each of Republic Digital and Mr. Naggar, however, disclaims beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address for Republic Digital Master Fund is 149 5th Avenue, 10th Floor, New York, NY 10010.
(98)	Louis Camhi, Chief Investment Officer of RLH Capital LLC (“RLH Capital”), has voting and investment control of the shares held by RLH Capital and may be deemed to be the beneficial owner of such shares. Louis Camhi, however, disclaims any beneficial ownership of such securities. The address of RLH Capital LLC is 119 Hicks Lane, Great Neck, NY 11024. Based on information provided by the Selling Stockholder, RLH Capital has sold all of its shares of Common Stock and Stapled Warrants and no longer holds any securities of the Company.

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(99)	Louis Camhi, Chief Investment Officer of RLH Capital LLC, the Manager of RLH SPAC Fund LP (“RLH SPAC Fund”), has voting and investment control of the shares held by RLH SPAC Fund and may be deemed to be the beneficial owner of such shares. Louis Camhi, however, disclaims any beneficial ownership of such securities. The address of RLH SPAC Fund LP is 119 Hicks Lane, Great Neck, NY 11024. Based on information provided by the Selling Stockholder, RLH SPAC Fund has sold all of its shares of Common Stock and Stapled Warrants and no longer holds any securities of the Company.
(100)	Paul Yablon, General Partner of Room40 Capital Partners Master LP (“Room40 Capital Partners”), has voting and investment control of the shares held by Room40 Capital Partners and may be deemed to be the beneficial owner of such shares. Paul Yablon, however, disclaims any beneficial ownership of such securities. The address of Room40 Capital Partners is 30 W 24th Street, Floor 10, New York, NY 10010.
(101)	Michael Steinberg, Managing Member of Reciprocal Ventures SPV GP, LLC, the general partner of RV III BNCE, LP (“RV III BNCE”), may be deemed to have voting, investment and dispositive power over the shares held by RV III BNCE. Michael Steinberg, however, disclaims any beneficial ownership of such securities, except to the extent of his actual pecuniary interest in such shares. The address of RV III BNCE is 24 W 25th Street, 5th Floor, New York, NY 10010. Based on information provided by the Selling Stockholder, RV III BNCE sold 258,803 shares of Common Stock in open-market transactions. As of the date of this prospectus, RV III BNCE holds 137,237 shares of Common Stock and 396,040 shares of Common Stock underlying the Stapled Warrants, and a maximum of 533,277 shares of Common Stock may be sold by RV III BNCE pursuant to this prospectus.
(102)	Saba Capital Income & Opportunities Fund is managed by Saba Capital Management, LP. Saba Capital Management GP LLC is the General Partner of Saba Capital Management, LP. Boaz Weinstein is the managing member of Saba Capital Management GP LLC and, as such, may be deemed to be the beneficial owner of the securities reported by Saba Capital Income & Opportunities Fund. Mr. Weinstein disclaims any beneficial ownership of the securities reported by Saba Capital Income & Opportunities Fund other than to the extent of any pecuniary interest Mr. Weinstein may have therein, directly or indirectly. The address of Saba Capital Income & Opportunities Fund is c/o Saba Capital Management, L.P., 405 Lexington Avenue, 58th Floor, New York, NY 10174.
(103)	Saba Capital Income & Opportunities Fund II is managed by Saba Capital Management, LP. Saba Capital Management GP LLC is the General Partner of Saba Capital Management, LP. Boaz Weinstein is the managing member of Saba Capital Management GP LLC and, as such, may be deemed to be the beneficial owner of the securities reported by this Selling Stockholder. Mr. Weinstein disclaims any beneficial ownership of the securities reported by Saba Capital Income & Opportunities Fund II other than to the extent of any pecuniary interest Mr. Weinstein may have therein, directly or indirectly. The address of Saba Capital Income & Opportunities Fund II is c/o Saba Capital Management, L.P., 405 Lexington Avenue, 58th Floor, New York, NY 10174.
(104)	Boaz Weinstein, the managing member of Saba Capital Management GP LLC, the General Partner of Saba Capital Management, LP, which manages Saba Capital Master Fund, Ltd., has voting and investment control of the shares held by Saba Capital Master Fund, Ltd. and may be deemed to be the beneficial owner of such shares. Boaz Weinstein disclaims any beneficial ownership of the securities reported by Saba Capital Master Fund, Ltd. other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The address of Saba Capital Master Fund, Ltd. is c/o Saba Capital Management, L.P., 405 Lexington Avenue, 58th Floor, New York, NY 10174. To the Company’s knowledge, Saba Capital Master Fund, Ltd. has not had any position, office, or other material relationship with the Company or any of its affiliates within the past three years.
(105)	Consists of 594,060 shares of Common Stock and 594,060 shares of Common Stock underlying the Stapled Warrants. The address of Sanctuary London is 8 The Green, Suite A, Dover, DE 19901, United States.
(106)	Shakeeb Ahmad Zahir, Director of SecondLane BNB Ltd. (“SecondLane BNB”), has voting and investment control of the shares held by SecondLane BNB and may be deemed to be the beneficial owner of such shares. Shakeeb Ahmad Zahir, however, disclaims any beneficial ownership of such securities. The address of SecondLane BNB is Lorentzstraat 74, 3817XM, Amersfoort, Netherlands.
(107)	David Shafrir, Chief Executive Officer of Secure Digital Payments Corp (“Secure Digital Payments”), has voting and investment control of the shares held by Secure Digital Payments and may be deemed to be the beneficial owner of such shares. David Shafrir, however, disclaims any beneficial ownership of such securities. The address of Secure Digital Payments is 80 Yorkville Ave, Unit 904, Toronto, ON M5R 2C2, Canada.
(108)	Sergey Kondrashin has voting and investment control of the shares held by Sergey Kondrashin and may be deemed to be the beneficial owner of such shares. Sergey Kondrashin, however, disclaims any beneficial ownership of such securities. The address of Sergey Kondrashin is Chemin Marie-Dentiere 12, Geneva, 1206 Switzerland.
(109)	Seth Ginns, Managing Member of CoinFund Liquid Opportunities GP LLC, the General Partner of Series F Liquid Opportunities LP (“Series F Liquid Opportunities”), has voting and investment control of the shares held by Series F Liquid Opportunities and may be deemed to be the beneficial owner of such shares. Seth Ginns, however, disclaims any beneficial ownership of such securities. The address of Series F Liquid Opportunities is 5 Bryant Park, Suite 1003, New York, NY 10018.
(110)	Andrew Meehan, Chief Operating Officer of Shay Capital LLC (“Shay Capital”), has voting and investment control of the shares held by Shay Capital and may be deemed to be the beneficial owner of such shares. Andrew Meehan, however, disclaims any beneficial ownership of such securities. The address of Shay Capital is 280 Park Avenue, 5th Floor West, New York, NY 10017.

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(111)	George Alexander, Director of SLN Capital Limited (“SLN Capital”), has voting and investment control of the shares held by SLN Capital and may be deemed to be the beneficial owner of such shares. George Alexander, however, disclaims any beneficial ownership of such securities. The address of SLN Capital is Trident Chambers, PO Box 146, Road Town, Tortola, British Virgin Islands.
(112)	Consists of 11,881 shares of Common Stock and 11,881 shares of Common Stock underlying the Stapled Warrants. The address of Sternstar is 5344 Boca Marina Cir N, Boca Raton, FL 33487.
(113)	Rennick Palley, Manager of Stratos Liquid Fund LP (“Stratos Liquid Fund”), has voting and investment control of the shares held by Stratos Liquid Fund and may be deemed to be the beneficial owner of such shares. Rennick Palley, however, disclaims any beneficial ownership of such securities. The address of Stratos Liquid Fund is 610 Newport Center Dr, Suite 430, Newport Beach, CA 92660.
(114)	Consists of 640,099 shares of Common Stock underlying the Asset Manager Warrants issued pursuant to the Asset Management Agreement, dated August 5, 2025, by and between the Company and the Asset Manager. The Asset Manager assigned Asset Manager Warrants for 350,000 shares of Common Stock to Palladium Holdings, which is an affiliate of Palladium Capital Group, LLC, which was retained by 10X BNB Sponsor LLC under an advisory agreement dated July 27, 2025 in connection with the PIPE Offering on September 22, 2025, and Asset Manager Warrants for 250,000 shares of Common Stock to a third party on December 3, 2025, such that following such transfers, the Asset Manager beneficially owned 390,099 shares of Common Stock.
(115)	Consists of 2,376,239 shares of Common Stock underlying the Strategic Advisor Warrants issued pursuant to the Strategic Advisor Agreement by and between the Company and 10X BNB Cayman Sponsor. On August 5, 2025, pursuant to the Board nomination rights granted by the Company in connection with the PIPE Offering and Strategic Advisor Agreement with 10X BNB Cayman Sponsor, the Board appointed Hans Thomas, Chief Executive Officer of the Asset Manager and chairman of the Asset Manager’s subsidiary, Growth Technology Partners, and Alexander Monje, a Partner and Chief Legal Officer of the Asset Manager, as directors of the Company. Mr. Monje resigned from the Board effective August 29, 2025, and Mr. Thomas resigned from the Board effective March 20, 2026. On October 1, 2025, 10X BNB Cayman Sponsor assigned all 2,376,239 of its Strategic Advisor Warrants in five replacement warrants. On exercise of those warrants, the Company issued 831,683 shares of Common Stock to 10X LLC, which is controlled by Hans Thomas, who served on the Board until March 2026, 623,762 shares of Common Stock to Abound LLC, which is controlled by David Namdar, who served as Chief Executive Officer of the Company between August 5, 2025 and July 22, 2026 and through which Mr. Namdar provided services to the Company, 311,881 shares of Common Stock to Elite Financial Experts LLC, which is controlled by Austin Alexander, a Selling Stockholder, and 311,881 shares to Biscayne Ventures Advisors LLC on October 8, 2025, which is controlled by Alexander Monje, who served on the Board between August 5, 2025 and August 29, 2025, and 297,029 shares of Common Stock to Abraham Gomez on October 10, 2025, such that following such transfers, 10X BNB Cayman Sponsor beneficially owned no securities of the Company and three Strategic Advisor Warrants remain outstanding.
(116)	Tatiana Fileva, Sole Shareholder of TF Investments FZ-LLC (“TF Investments”), has voting and investment control of the shares held by TF Investments and may be deemed to be the beneficial owner of such shares. Tatiana Fileva, however, disclaims any beneficial ownership of such securities. The address of TF Investments is B05-513A, Business Center 04, RAKEZ Business Zones located in Al Nakheel Area, RAK, United Arab Emirates.
(117)	Consists of 247,525 shares of Common Stock and 247,525 shares of Common Stock underlying the Stapled Warrants. Tal Robert Zahavi has voting and investment control of the shares held by TFP Capital (BVI) Holdings Ltd. (“TFP Capital”) and may be deemed to be the beneficial owner of such shares. Tal Robert Zahavi, however, disclaims any beneficial ownership of such securities. The address of TFP Capital is Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110.
(118)	Peter Bremberg, the majority owner and manager of The Quarry LP, the investment advisor of TQ Master Fund LP (“TQ Master Fund”), has voting and investment control of the shares held by TQ Master Fund and may be deemed to be the beneficial owner of such shares. Each of The Quarry LP and Mr. Bremberg, however, disclaims any beneficial ownership of such securities. The address of TQ Master Fund is c/o The Quarry LP, 331 Park Avenue South, 3rd Floor, New York, NY 10010. Based on information provided by the Selling Stockholder, TQ Master Fund no longer holds any securities of the Company.
(119)	Stijn Michiel Ehren, the sole Director of V3 Holding Limited (“V3 Holding”), has voting and investment control of the shares held by V3 Holding. Valerijs Vavilovs, the sole shareholder of V3 Holding, may be deemed to share beneficial ownership of such shares by virtue of his power as sole shareholder to appoint and remove the Director. Each of Stijn Michiel Ehren and Valerijs Vavilovs, however, disclaims any beneficial ownership of such securities. The address of V3 Holding is 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, George Town, Grand Cayman KY1-1002, Cayman Islands.
(120)	Anthony Trotta, Principal of Vernon Capital, LLC (“Vernon Capital”), has voting and investment control of the shares held by Vernon Capital and may be deemed to be the beneficial owner of such shares. Anthony Trotta, however, disclaims any beneficial ownership of such securities. The address of Vernon Capital is 366 Camino de Las Pomarrosas, Dorado, PR 00646.
(121)	Consists of 24,753 shares of Common Stock and 24,753 shares of Common Stock underlying the Stapled Warrants. The address of Vitamin Q Capital is 1034 N Chartwell Ct, Salt Lake City, UT 84103.

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(122)	Thibault Reichelt and Hui Liu, the Director and sole shareholder, respectively, of Winone Limited (“Winone”), have voting and investment control of the shares held by Winone and each may be deemed to be the beneficial owner of such shares. Each of Thibault Reichelt and Hui Liu, however, disclaims any beneficial ownership of such securities. The address of Winone is Vistra, Wickhams Cay II, Road Town, Tortola VG1110, British Virgin Islands.
(123)	Consists of 6,930 shares of Common Stock and 6,930 shares of Common Stock underlying the Stapled Warrants. The address of Yugana Hana is 425 Carr 693, STE 1 PMB 093, Dorado, PR 00646.
(124)	As of September 18, 2025, consists of 2,150,481 shares of Common Stock, 7,750,510 shares of Common Stock underlying the Pre-Funded Warrants, 9,900,991 shares of Common Stock underlying the Stapled Warrants and 3,564,359 shares of Common Stock underlying the Strategic Advisor Warrants. Changpeng Zhao, director of YZiLabs, has voting and investment control of the shares held by YZiLabs and may be deemed to be the beneficial owner of such shares. Changpeng Zhao, however, disclaims any beneficial ownership of such securities. The address of YZiLabs is 2nd Floor Water’s Edge Building, PO Box 2429 Wickhams Cay II, Road Town, Tortola, VG 1110, British Virgin Islands. On June 23, 2026 (the “Effective Date”), the Company entered into a Cooperation Agreement with YZiLabs, pursuant to which each of Ling “Ella” Zhang, Alex Odagiu and Matthew Roszak were appointed to the Board. On the Effective Date, the Board appointed Alex Odagiu as the Interim President of the Company. On October 19, 2026, the Board appointed Alex Odagiu as Chief Executive Officer of the Company. On September 17, 2026, YZiLabs delivered notices to exercise Pre-Funded Warrants and Strategic Advisor Warrants for an aggregate of 7,599,264 shares of Common Stock, consisting of 5,418,633 Pre-Funded Warrant Shares and 2,180,631 Strategic Advisor Warrant Shares, in each case paying the exercise price in cash. See “Description of Securities.” The Company issued those shares on September 21, 2026. Following those exercises, the 23,366,341 shares of Common Stock shown for YZiLabs consist of 9,749,745 shares of Common Stock, 2,331,877 shares of Common Stock underlying the Pre-Funded Warrants, 9,900,991 shares of Common Stock underlying the Stapled Warrants and 1,383,728 shares of Common Stock underlying the Strategic Advisor Warrants.

Relationships with the Selling Stockholders

Within the past three years, none of the Selling Stockholders has had any position, office or other material relationship with us or any of our predecessors or affiliates, other than (i) the ownership of the Securities, (ii) as described in the table and footnotes above and (iii) as described below.

The Strategic Advisor Warrants were issued as compensation under the Strategic Advisor Agreements, under which 10X BNB Cayman Sponsor, an affiliate of the Asset Manager, and YZiLabs agreed to provide strategic advice and guidance to the Company. The Asset Manager Warrants were issued to the Asset Manager as compensation under the Asset Management Agreement, under which the Company appointed the Asset Manager to provide asset management and related services with respect to the Company’s digital assets.

The Company is party to the Asset Management Agreement with the Asset Manager, which by its terms continues for a twenty-year term expiring in 2045 and provides for a management fee representing a flat fee of 1.4% of the fair value of assets within the DAT Strategy. The Asset Management Agreement provides that, if the Company terminates the Asset Management Agreement during the term for any reason, or if the Asset Manager terminates the Asset Management Agreement following a material breach by the Company, the Company shall pay the Asset Manager, as liquidated damages, all fees and other compensation that would have accrued through the end of the term, payable monthly in accordance with the agreement’s payment provisions. The Asset Manager is controlled by Mr. Hans Thomas, who served as a member of the Board until March 2026.

On May 22, 2026, the Company filed a complaint against the Asset Manager in the United States District Court for the District of Delaware seeking a declaration that the Asset Management Agreement is void from inception as unconscionable and that all fees paid under it be returned to the Company and, in the alternative, a declaration that the liquidated damages provision in Section 13(a) is an unenforceable penalty under Delaware law. On July 28, 2026, the Asset Manager moved to dismiss the complaint, contending among other things that Section 13(a) is an enforceable liquidated damages provision and that any amount payable under it would be paid monthly over the remainder of the term rather than in a single accelerated payment. The Company filed its opposition to the motion on August 14, 2026. The motion remains pending, and the Company cannot predict its outcome or the timing of any ruling.

Please also refer to the section of this prospectus entitled “Prospectus Summary—Recent Developments—Litigation” for more information on litigation involving certain of the Selling Stockholders (and/or their affiliates) and the Company.

The Company has not terminated the Asset Management Agreement, and no amount is presently due under Section 13(a). The provision nonetheless remains in effect and its enforceability has not been determined, which constrains the Board’s ability to terminate or restructure the Company’s treasury management arrangements and continues to affect the strategic alternatives available to the Company.

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PLAN OF DISTRIBUTION

Each Selling Stockholder of the Securities and any of their pledgees, donees, transferees, assignees, designees and other successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the Securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Stockholders and any permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	through brokers or dealers (who may act as agent or principal and who may receive compensation in the form of discounts, concessions or commissions from such Selling Stockholder, the purchaser or such other persons who may be effecting such sales, which discounts, concessions or commissions as to any particular broker or dealer may be in excess of those customary to the types of transactions involved) for resale to the public or to institutional investors at various times;
●	through negotiated transactions, including, but not limited to, block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	through purchases by a broker or dealer as principal and resale by that broker or dealer for its account;
●	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices;
●	in privately negotiated transactions other than exchange or quotation service transactions;
●	short sales, purchases or sales of put, call or other types of options, forward delivery contracts, swaps, offerings of structured equity-linked securities or other derivative transactions or securities;
●	hedging transactions, including, but not limited to:
●	transactions with a broker-dealer or its affiliate, whereby the broker-dealer or its affiliate will engage in short sales of shares and may use shares held by such Selling Stockholder to close out its short position;
●	options or other types of transactions that require the delivery of shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the shares; or
●	loans or pledges of shares to a broker-dealer or an affiliate, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares;
●	through offerings of securities exercisable, convertible or exchangeable for shares, including, without limitation, securities issued by trusts, investment companies or other entities;
●	offerings directly to one or more purchasers, including institutional investors;
●	through ordinary brokerage transactions and transactions in which a broker solicits purchasers;
●	through distribution to the security holders of the Selling Stockholder;
●	by pledge to secure debts and other obligations;
●	through a combination of any such methods of sale; or
●	through any other method permitted under applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

There can be no assurance that any Selling Stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement of which this prospectus forms a part.

In addition, a Selling Stockholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

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The Selling Stockholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by the Selling Stockholders that a donee, pledgee, transferee, or other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Stockholder.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by the Company incident to the registration of the Securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The Company shall not be responsible for any of the Selling Stockholders’ selling costs incurred pursuant to any available method provided hereunder for selling securities.

We are obligated to maintain the effectiveness of this registration statement until all of the PIPE Shares, Pre-Funded Warrants, Pre-Funded Warrant Shares, Stapled Warrants, Stapled Warrant Shares, Strategic Advisor Warrants, and Strategic Advisor Warrant Shares, registered pursuant to it (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144. Pursuant to the terms of the Asset Manager Warrants, we are also obligated to register the Asset Manager Warrants and Asset Manager Warrant Shares. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the shares of Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares of Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the securities was passed upon for us by Winston & Strawn LLP and Fox Rothschild LLP.

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with offerings made pursuant to this prospectus will be passed upon for us by Ashurst Perkins Coie US LLP and, with respect to matters of Nevada law, Ballard Spahr LLP. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers, or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements of BNB Standard Corporation (formerly known as CEA Industries Inc.) as of April 30, 2026 and 2025 and for the period from June 7, 2025 through April 30, 2026, the period from May 1, 2025 through June 6, 2025 and the year ended April 30, 2025, incorporated by reference into this prospectus from the Company’s Annual Report on Form 10-K for the year ended April 30, 2026, have been audited by Sadler, Gibb & Associates, LLC, an independent registered public accounting firm, as stated in their report which is incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

TRANSFER AGENT

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Exchange Act and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found on the SEC’s website at www.sec.gov. Our filings, including the audited financial statements, and additional information that we have made public to investors, may also be found on our website at https://www.bnbstandard.com/. Information on or accessible through our website does not constitute part of this prospectus (except for SEC reports expressly incorporated by reference herein).

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement or the exhibits and schedules thereto. For further information about us and our Common Stock offered by this prospectus, you may refer to such registration statement and the exhibits and schedules thereto. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each of those statements being qualified in all respects by the reference.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended April 30, 2026 (filed with the SEC on June 23, 2026);
●	our Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2026 (filed with the SEC on September 11, 2026);
●	our Current Reports on Form 8-K filed with the SEC on May 6, 2026, May 13, 2026, May 29, 2026, June 16, 2026, June 17, 2026, June 24, 2026, July 24, 2026, August 10, 2026, September 4, 2026, October 2, 2026, October 19, 2026 and November 3, 2026, and Current Report on Form 8-K/A filed with the SEC on July 2, 2026 (in each case, other than information furnished rather than filed pursuant to Item 2.02 or 7.01 of any such Current Report on Form 8-K); and
●	the description of our Common Stock contained in our Registration Statement on Form 8-A (File No. 001-41266) filed with the SEC on February 4, 2022, including any amendments or reports filed for the purpose of updating such description (including Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on September 4, 2026, as updated by Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on October 2, 2026).

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the registration statement of which this prospectus forms a part and before the (1) effectiveness of the registration statement and (2) later of (i) the completion of the offering of the securities described in this prospectus and (ii) the date we stop offering securities pursuant to this prospectus, will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents. The information contained on our website (https://www.bnbstandard.com/) is not incorporated into this prospectus.

You should not assume that the information in this prospectus, the base prospectus, any applicable pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

BNB Standard Corporation

Attn: Investor Relations

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

Telephone: (303) 993-5271

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64,186,195 Shares of Common Stock

and

41,754,478 Shares of Common Stock

7,750,510 Pre-Funded Warrants to Purchase up to 7,750,510 Shares of Common Stock

7,750,510 Shares of Common Stock Underlying Pre-Funded Warrants

5,940,598 Strategic Advisor Warrants to Purchase up to 5,940,598 Shares of Common Stock

5,940,598 Shares of Common Stock Underlying Strategic Advisor Warrants

990,099 Asset Manager Warrants to Purchase up to 990,099 Shares of Common Stock

990,099 Shares of Common Stock Underlying Asset Manager Warrants

49,504,988 Stapled Warrants to Purchase up to 49,504,988 Shares of Common Stock

49,504,988 Shares of Common Stock Underlying Stapled Warrants

Offered by Selling Stockholders

PROSPECTUS

November 13, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by us in connection with the issuance and distribution of securities being registered hereby.

SEC Registration Fee		$302,169.61	(1)
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent and registrar fees		*
Printing expenses		*
Miscellaneous		*
Total	$	*

(1)	Previously paid.

* These fees and expenses are calculated based on the amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

NRS 78.138(7) provides that, subject to limited statutory exceptions and unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to a corporation or its shareholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (i) the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. NRS 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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NRS 78.7502(3) provides that any discretionary indemnification pursuant to NRS 78.7502 (unless ordered by a court or advanced pursuant to NRS 78.751(2)), may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances. The determination must be made (i) by the shareholders; (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. NRS 78.751(2) provides that the corporation’s articles of incorporation or bylaws, or an agreement made by the corporation, may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation.

Under the NRS, the indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to NRS 78.751:

● Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to NRS 78.751(2), may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

● Continues for a person who has ceased to be a director, officer, employee, or agent and inures to the benefit of the heirs, executors and administrators of such a person.

A right to indemnification or to advancement of expenses arising under a provision of the articles of incorporation or any bylaw is not eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

Our governing documents provide that to the fullest extent permitted under the NRS, that we shall indemnify our directors and officers in their respective capacities as such and in any and all other capacities in which any of them serves at our request.

We maintain directors’ and officers’ liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act.

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Item 16. Exhibits.

(a) Exhibits

Exhibit Number	Description

1.1**	Form of Underwriting Agreement.

3.1	Restated Articles of Incorporation, filed with the Secretary of State of the State of Nevada on September 29, 2026 (incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K filed October 2, 2026).

3.2	Certificate of Designation of Series C Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 8-A filed December 29, 2025).

3.3	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.3 to the Current Report on Form 8-K filed October 2, 2026).

4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 filed January 28, 2010).

4.2	Form of Pre-Funded Warrant, dated July 28, 2025 (incorporated herein by reference from the Current Report on Form 8-K filed with the SEC on July 28, 2025).

4.3	Form of Strategic Advisor Warrant, dated August 5, 2025 (incorporated herein by reference from the Current Report on Form 8-K filed with the SEC on August 8, 2025).

4.4	Form of Asset Manager Warrant, dated August 5, 2025 (incorporated herein by reference from the Current Report on Form 8-K filed with the SEC on August 8, 2025).

4.5	Form of Stapled Warrant dated July 28, 2025 (incorporated herein by reference from the Current Report on Form 8-K filed with the SEC on July 28, 2025).

4.6	Stockholder Rights Agreement, dated as of December 26, 2025, between BNB Standard Corporation (formerly known as CEA Industries Inc.) and Continental Stock Transfer & Trust Company, as rights agent (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form 8-A filed December 29, 2025).

5.1	Opinion of Fox Rothschild LLP (incorporated herein by reference to Exhibit 5.1 to the Form S-3ASR filed on September 22, 2025).

5.2	Opinion of Winston & Strawn LLP (incorporated herein by reference to Exhibit 5.2 to the Form S-3ASR filed on September 22, 2025).

23.1*	Consent of Sadler, Gibb & Associates, LLC.

23.2	Consent of Fox Rothschild LLP (contained in Exhibit 5.1).

23.3	Consent of Winston & Strawn LLP (contained in Exhibit 5.2).

24.1	Power of Attorney for Carly E. Howard, Annemarie Tierney and Glenn Tyranski (incorporated herein by reference to Exhibit 24.1 to Post-Effective Amendment No. 1 filed on June 18, 2026).

24.2*	Power of Attorney for Matthew Roszak.

24.3*	Power of Attorney for Anthony Scaramucci.

24.4*	Power of Attorney for Ling Zhang.

107*	Filing Fee Table.

*Filed herewith.

**To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein in connection with an offering of the offered securities.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement,

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Louisville, Colorado, on November 13, 2026.

BNB STANDARD CORPORATION

By:	/s/ Alex Odagiu
Name:	Alex Odagiu
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on November 13, 2026 by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Alex Odagiu	Chief Executive Officer and Director (Principal Executive Officer)	November 13, 2026
Alex Odagiu

/s/ William B. Miller	Chief Financial Officer (Principal Financial and Accounting Officer)	November 13, 2026
William B. Miller

*	Chair of the Board of Directors	November 13, 2026
Carly E. Howard

/s/ Matthew Roszak	Director	November 13, 2026
Matthew Roszak

/s/ Anthony Scaramucci	Director	November 13, 2026
Anthony Scaramucci

*	Director	November 13, 2026
Annemarie Tierney

*	Director	November 13, 2026
Glenn Tyranski

/s/ Ling Zhang	Director	November 13, 2026
Ling Zhang

* By: /s/ William B. Miller
William B. Miller Attorney-in-Fact

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, the undersigned director whose signature appears below constitutes and appoints William B. Miller his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Post-Effective Amendment No. 2 to the Registration Statement, and to sign any registration statement for the same offering covered by this Post-Effective Amendment No. 2 to the Registration Statement, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Executed as of the 13th day of November, 2026.

/s/ Matthew Roszak
Name:	Matthew Roszak
Title:	Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, the undersigned director whose signature appears below constitutes and appoints William B. Miller his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Post-Effective Amendment No. 2 to the Registration Statement, and to sign any registration statement for the same offering covered by this Post-Effective Amendment No. 2 to the Registration Statement, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Executed as of the 13th day of November, 2026.

/s/ Anthony Scaramucci
Name:	Anthony Scaramucci
Title:	Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, the undersigned director whose signature appears below constitutes and appoints William B. Miller her true and lawful attorney-in-fact and agent with full power of substitution, for her and in her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Post-Effective Amendment No. 2 to the Registration Statement, and to sign any registration statement for the same offering covered by this Post-Effective Amendment No. 2 to the Registration Statement, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Executed as of the 13th day of November, 2026.

/s/ Ling Zhang
Name:	Ling Zhang
Title:	Director

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